As filed with the Securities and Exchange Commission on ______, 2011

Registration Statement No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF CERTAIN REAL ESTATE COMPANIES

New School Properties, Inc.

(Exact name of registrant as specified in its governing instruments)

New School Properties, Inc.

5646 Milton Street Suite #888

Dallas, TX 75206

(214) 234-0696

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

New School Advisors, LLC.

5646 Milton Street Suite #888

Dallas, TX 75206

(214) 234-0696

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Michael DePompei, Esq.	Robert A. Forrester, Esq.
Locke Lord Bissell & Lidell LLP	1755 Collins, Suite 360
2200 Ross Avenue, Suite 2200	Richardson, Texas 75080
Dallas, Texas 75201-6776	Tel (972) 437-9898
Tel (214)-740-8609	Fax (972) 480-8406
Fax (214) 756-8609

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

                                                  (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (1)
Class A Common Shares, $0.001 par value per share	$40,000,000	$4,644

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSCPECTUS DATED: __________	SUBJECT TO COMPLETION

NEW SCHOOL PROPERTIES, INC.

Maximum Offering of 4,000,000 Shares of Class A Common Shares

Minimum Offering of 100,000 Shares of Class A Common Shares

New School Properties, Inc. is a Texas corporation formed on October 27, 2010 to acquire, renovate, develop, own, lease and manage interests in residential and commercial real estate properties located near educational centers, primarily college and university campuses. Our primary focus will be student housing properties and secondarily, retail and commercial properties that serve or compliment the educational center community.

We intend to elect to be qualified as a real estate investment trust for U.S. Federal income tax purposes, or REIT, commencing with our tax year ending December 31, 2011.

We are offering up to 4,000,000 shares of our Class A Common Shares at a price of $10.00 per share on a “best efforts” basis through __________, our dealer manager. “Best efforts” means that our dealer manager is not obligated to purchase or sell any specific number or dollar amount of shares.

Investing in our Class A Common Shares involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See the section entitled “Risk Factors” beginning on page ____ of this prospectus for a discussion of the risks which should be considered in connection with your investment in our Class A Common Shares, including:

•

We are a “blind pool” offering because we currently do not own any properties nor have we made any other real estate-related investments and we have not identified any properties or other real estate-related investments to acquire with the offering proceeds and we have no operating history or established financing sources.

•

Our investment policies permit us to invest in any type of residential or commercial and commercial real estate, but we expect to focus on residential and commercial real estate properties located near educational centers, primarily college and university campuses. Our primary focus will be student housing properties and, secondarily, retail and commercial properties that serve or compliment the educational center community.

•

We are depending on our Advisor to select investments and conduct our operations. Adverse changes in the financial condition of our Advisor or our relationship with our Advisor could adversely affect us.

• No public market exists for our Class A Common Shares, no public market for them may ever exist and our shares are illiquid.

•

There are substantial conflicts among the interests of our investors, our interests and the interests of our Advisor, sponsor, dealer Advisor and our and their respective Affiliates regarding compensation, investment opportunities and management resources.

• Our investment objectives and strategies may be changed without stockholder consent.
• We are obligated to pay substantial fees to our Advisor, which may result in our Advisor recommending riskier investments.

•

We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment if income on, or the value of, the property securing the debt falls.

•

Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source. Until substantially all the proceeds from this offering are invested, we may use proceeds from this offering and financings to fund distributions until we have sufficient cash flow. There are no established limits on the amounts of net proceeds and borrowings that we may use to fund such distribution payments.

• We are not yet a REIT and may be unable to qualify as a REIT.

Neither the Securities and Exchange Commission, or the SEC, the Attorney General of the State of Texas nor any other state securities regulator has approved or disapproved of our Class A Common Shares, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in our Class A Common Shares is not permitted.

____________________, is our unaffiliated managing FINRA broker dealer, and will offer the shares on a best efforts basis. This offering will end no later than ___________, 2013, which is two years from the effective date of this offering. If we have not sold all the shares within two years, we may continue the primary offering for an additional year until __________, 2014. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We will deposit subscription payments in an escrow account held by the escrow agent, ______________, or _____________, in trust for the subscriber’s benefit, pending release to us. A minimum of 100,000 shares of Class A Common Shares at a price of $10.00 Per Share Price per share must be sold within one year following this offering or we will terminate this offering and promptly return your subscription payments with your pro rata share of the interest earned on such funds in accordance with the provisions of the escrow agreement. Subscription payments held in escrow will be placed in short-term, low risk, highly liquid, interest-bearing investments prior to our investments in real estate related assets. If a refund is made because of a failure to achieve the minimum offering, ________________ will pay any escrow fees and no amounts will be deducted from the escrow funds. If we do achieve the minimum offering, we will return all interest earned on proceeds in the escrow account prior to achieving the minimum offering and completing our initial issuance of shares to subscribers.

	Price To Public	Commissions & Marketing Expenses (1)	Proceeds To New School Properties, Inc.
Per Class A Common Share	$ 10.00	$ 1.00	$ 9.00
Total Minimum offering	$ 1,000,000	$ 100,000	$ 900,000
Total Maximum offering	$ 40,000,000	$ 4,000,000	$ 36,000,000

(1)

Selling commissions and the dealer manager fee are paid only for primary shares offered on a best efforts basis and will equal __% and __% of aggregate gross proceeds, respectively. Each are payable to our dealer manager. Selling commissions will be reduced in connection with sales by certain investment Advisors, see the section entitled “Plan of Distribution” in this prospectus.

Prospectus Dated: ________, 2011

TABLE OF CONTENTS

Investor Suitability Standards

1

Restrictions Imposed by USA Patriot Act and Related Acts

2

Forward Looking Statements

2

Summary

3

Risk Factors

8

Capitalization

36

Use of Proceeds

37

Distribution Policy

37

Management

38

Management Compensation

42

Our Advisor, Advisory Agreement and Advisor Compensation

42

Related Party Transactions and Conflicts of Interest

47

Investment Objectives, Strategy and Policies

49

Business

51

Principal Shareholders

55

Management’s Discussion and Analysis of

56

Financial Condition and Results of Operations

56

Prior Performance Summary

58

Description of Securities

58

Summary of Our Organizational Documents

65

Material U.S. Federal Income Tax Considerations

72

Reports to Stockholders

93

Stock Option, Distribution Reinvestment and Stock Repurchase Plans

95

Plan of Distribution

95

Litigation and Legal Matters

99

Sales Material

99

How to Subscribe

99

Definitions

100

Experts

103

Where You Can Find Additional Information

103

Index to Financial Statements

F-1

Investor Suitability Standards

An investment in our Class A Common Shares involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Initially, we will not have a public market for our Class A Common Shares, and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares. This investment is not suitable for persons who require immediate liquidity or guaranteed income, or who seek a short-term investment. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our Class A Common Shares involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our Class A Common Shares is appropriate.

In order to purchase shares in this offering you must:

• meet the applicable financial suitability standards as described below; and
• purchase at least the minimum number of shares as described below.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

• a net worth of at least $250,000; or
• gross annual income of at least $70,000 and a net worth of at least $70,000.

The minimum purchase is 250 shares ($2,500). You may not transfer fewer shares than the minimum purchase requirement unless and until the shares are trading on an exchange or in the over-the-counter market. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, and jointly meet suitability standards, provided that each such contribution is made in increments of $100.00 or ten (10) whole shares. You should note that an investment in shares of our company will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our Class A Common Shares if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an individual retirement account, employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Code Section 4975 should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax Advisors on these matters.

In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C. In addition, our sponsor, our dealer Advisor and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Executed subscription agreements will be maintained in our records for 6 years.

Restrictions Imposed by USA Patriot Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, or the “USA PATRIOT Act”, the shares of Class A Common Shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•

a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

• acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
• within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•

subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

• designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

Forward Looking Statements

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “should,” “estimates,” “could” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed under the heading “Risk Factors” below. We do not undertake publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

Summary

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus and supplements thereto. Investors should carefully consider the information set forth under “RISK FACTORS” beginning on page 7 prior to making a decision to acquire any of the Shares offered hereby.

Our Company

New School Properties, Inc. is a newly organized Texas corporation, incorporated on October 27, 2010 that intends to qualify as a REIT beginning in the taxable year ending December 31, 2011. The Company expects to use substantially all the net proceeds of this offering to acquire, renovate, develop, own, lease and manage interests in residential and commercial real estate properties located near educational centers. The Company’s primary focus shall be upon student housing properties and, secondarily, upon retail and commercial properties that serve or compliment the educational center community. Our investment strategy is designed to take advantage of the available opportunities in the non-institutional market by aggregating, renovating and repositioning these assets.

The Company does not intend to purchase raw land or to directly develop new projects, but may purchase newly-developed projects from affiliated and non-affiliated developers.  The Company also expects to focus on equity ownership of real estate properties, but it may purchase other types of real estate interests, such as real estate debt instruments and real estate securities. The Company will only invest in real estate properties located within the United States.

We expect to own substantially all our real estate properties through subsidiaries of the Company.  We further expect that we will serve as the managing general partner or manager of these subsidiaries and may additionally be the sole member of these ownership subsidiaries.  Our ownership of properties in our operating partnership is referred to as a DOWNREIT. This DOWNREIT structure may enable sellers of properties to transfer ownership interests in their properties to our REIT in exchange for ownership interests in that can be converted to shares in the Company, and defer potential gain recognition for U.S. federal income tax purposes with respect to these transfers of properties.

Our executive offices are located at 5646 Milton Street, Suite 888, Dallas, Texas 75206.  Our telephone number is 214-389-9447, our fax number is 214-666-8886 and the e-mail address of our investor relations department is investorservices@newschoolprop.com.

Advisor

New School Advisors, LLC, a Texas limited liability company, is our Advisor and is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf.

Specifically, New School Advisors, LLC shall, among other responsibilities, (i) locate, analyze and select potential investments, (ii) structure and negotiate the terms and conditions of pursuant to which investments will be made, (iii) cause us to acquire the projects, and (iv) arrange for financing and refinancing for the investments.

Once the investment has been made, New School Advisors LLC will provide asset management of the acquired properties and will retain local property management companies to provide property management services.

Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have one director, Thomas N. Herbelin who is our only officer. Prior to the effective date of this registration statement the Company will appoint at least two additional directors, and these directors, as well as a majority of the Company’s directors if more than two are named, will be independent directors as defined by the NAASA REIT Guidelines.

Mr. Herbelin is an officer and director of New School Advisors, LLC. Our charter provides that our Independent Directors will be responsible for reviewing the performance of New School Advisors, LLC and must approve other matters set forth in our charter. See the “Related Party Transactions and Conflicts of Interest” section of this prospectus. Our directors will be elected annually by our stockholders.

The Offering

Class A Common Shares Offered by us	4,000,000 shares of Class A Common Shares
Common Shares to be outstanding after this Offering	4,012,500 shares of Class A Common Shares; 20,500 shares of Class B Common Shares
Use of Proceeds

We intend to invest the net proceeds of this offering in our target assets. We expect that our initial focus will be on purchasing student housing community properties. Until appropriate investments can be identified, our Advisor may invest these funds in interest-bearing short-term investments, including Agency RMBS, AAA-rated CMBS and money market accounts and/or funds that are consistent with our intention to qualify as a REIT. These types of initial investments, if purchased, are expected to provide a lower net return than we will seek to achieve from investments in our target assets. See “Use of Proceeds.”

Distribution Policy

We intend to make regular quarterly distributions to holders of our Class A Common Shares. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income. We generally intend over time to pay quarterly distributions in an amount equal to our taxable income. We plan to pay our first distribution in respect of the period from the closing of this offering through the end of the next quarter, which may be prior to the time that we have fully invested the net proceeds from this offering in investments in our target assets. Prior to the time we have fully used the net proceeds of this offering to acquire our target assets, we may fund our quarterly distributions out of such net proceeds.

Any distributions we make to our stockholders will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations and liquidity. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information, see “Distribution Policy.”

Ownership and transfer restrictions

To assist us in complying with limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code and for other purposes, our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock, or 9.8% by value or number of shares, whichever is more restrictive, of any class or series of stock. See “Description of Securities.”

Conflicts of Interest

Our agreement with New School Advisors, LLC, being negotiated between related parties, was not negotiated at arm’s length and may not be as favorable to us if it had been negotiated with an unaffiliated third party. In engaging New School Advisors LLC, of which our President, Thomas N. Herbelin is an officer and director, to find and manage investments for us, New School Advisors, LLC will have conflicts of interest and, as a result of these conflicts, act in a manner that benefits New School Advisors to our detriment. See “Related Party Transactions and Conflicts of Interest”.

There is nothing that requires New School Advisors LLC from appropriating an opportunity for itself rather than bringing that opportunity to us. We will pay New School Advisors LLC a substantial base management fee regardless of the performance of our portfolio and, consequently, removing the necessity to meet any performance metric to earn the fee. We will also pay the Advisor for each transaction closed which could act as an incentive to generate transactions, and obtain the related management fee, without regard, or with diminished regard, for the quality of the investment.

Summary Risk Factors

An investment in our Class A Common Shares is subject to significant risks that are described in more detail in the “Risk Factors” and “Related Parties and Conflicts of Interest” sections of this prospectus. If we are unable to effectively manage the effect of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in shares of our Class A Common Shares:

•

 Our Advisor and its Affiliates will face conflicts of interest, including significant conflicts among us and our Advisor, since (a) our principal executive officers own a majority interest in our Advisor, our dealer manager and our property manager, (b) our Advisor and other affiliated entities may compete with us and acquire properties suitable to our investment objectives, and (c) our Advisor’s compensation arrangements with us and other real estate investment opportunities may provide incentives that are not aligned with the interests of our stockholders.

•

This offering may be considered a blind pool offering as we have not identified any specific additional properties to acquire with the proceeds of this offering. As a result, you will be unable to evaluate the economic merit of all of our future investments prior to our making them and there may be a substantial delay in receiving a return, if any, on your investment.

•

Our charter generally prohibits you from acquiring or owning, directly or indirectly, more than 9.8% in value of the aggregate of our outstanding shares of stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock and contains additional restrictions on the ownership and transfer of our shares. Therefore, your ability to control or influence the direction of our company will be limited.

•

No public market currently exists for shares of our Class A Common Shares and one may never exist. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•

This is a best efforts offering and we might not sell all of the shares being offered. If we raise substantially less than the maximum follow-on offering, we may not be able to invest in a diverse portfolio of properties, and the value of your investment may vary more widely with the performance of specific properties. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of investments by geographic location, tenant mix and property type.

•

We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment in the event that income on, or the value of, the property securing the debt falls, but we will not incur debt to the extent it will restrict our ability to qualify as a REIT.

•

In connection with our organization, we issued to New School Advisors, LLC, our Advisor, 20,500 shares of our Class B Common Shares at a purchase price of $10.00 per share. The amount of the distributions that may be paid to holders of Class B Common Shares may dilute the amount that will be paid to holders of Class A Common Shares.

•

Until the proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital, reduce the amount of capital we ultimately invest in properties, and adversely affect the value of your investment.

•

If we fail to continue to qualify as a REIT for U.S. federal income tax purposes, our operations and ability to make distributions to our stockholders would be adversely affected.

•

We are dependent on our Advisor to select investments and conduct our operations. Adverse changes in the financial condition of our Advisor or our relationship with our Advisor could adversely affect us.

•

We will pay substantial fees and expenses to our Advisor, its Affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•

Our board of directors has the authority to designate and issue one or more classes or series of preferred stock without stockholder approval, with rights and preferences senior to the rights of holders of Class A Common Shares, including rights to payment of distributions. If we issue any shares of preferred stock, the amount of funds available for the payment of distributions on the Class A Common Shares could be reduced or eliminated.

•

We may be deemed to be an investment company under the Investment Company Act of 1940 (the “Investment Company Act”) and thus subject to regulation under the Investment Company Act.

Before you invest in us, you should carefully read and consider the more detailed Risk Factors section of this Prospectus.

Investment and Distribution Policy

We intend to seek to maximize shareholder value by acquiring, renovating, developing, leasing and managing interests in student housing properties and, secondarily, retail and commercial properties that serve or compliment the educational center community. We will focus on the non-institutional submarket of the student housing sector. We plan to keep our loan to value ratio at 40% to 60%.

We intend to make regular quarterly distributions to holders of our Class A Common Shares. We plan to pay our first distribution in respect of the period from the closing of this offering through the end of the next calendar quarter, which may be prior to the time when we have fully invested the net proceeds from this offering.

Subject to any express preference of a series of Class A Common Shares and preferred shares and specifically after the holders of Class A Common Shares have received 6% return, in any calendar year, the holders of outstanding Class B Common Shares shall be entitled to receive on a pro-rata basis, 15% of any dividends, when and as declared by the board of directors, out of any assets at the time legally available therefor, until such time as the holders Class A Common Share have received the 8% return (as described above).  Thereafter, the holders of outstanding Class B Common Shares shall be entitled to receive on a pro-rata basis, 25% of any dividends, when and as declared by the board of directors, out of any assets at the time legally available therefor.

U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly distributions in an amount equal to our taxable income.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, in reporting on our operations, we anticipate using two non-GAAP measures, funds from operations and modified funds from operations, or FFO and MFFO respectively, together with the required GAAP presentations, believing these provide a more complete understanding of our performance.

FFO is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We plan to use FFO, defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, subsidiaries, and noncontrolling interests as one measure to evaluate our operating performance. In addition to FFO, we plan to use MFFO, which excludes from FFO acquisition-related costs, impairment charges, and adjustments to fair value for derivatives not qualifying for hedge accounting, to further evaluate our operating performance.

Policy With Respect to Leverage

Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total Net Assets” as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our Independent Directors and disclosed to stockholders in our next quarterly report following that borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments.

If we meet our goal of keeping a 40% to 60% loan to value, our indebtedness should remain less than 300% of our total assets as referred to in the immediately preceding paragraph.

Estimated Use of Proceeds

We are offering 4,000,000 shares of our Class A Common Shares at the anticipated public offering price of $10.00 per share. We estimate that the net proceeds we will receive from selling Class A Common Shares in this offering will be approximately $36 million, after deducting the offering and organization costs of $4 million payable by us at closing.

We plan to use all the net proceeds from this offering to acquire our target assets in accordance with our objectives and strategies described in this prospectus. See “Investment Objectives, Strategy and Policies.” Until appropriate assets can be identified, our Advisor may invest the net proceeds from this offering and the concurrent private placement in interest-bearing short-term investments, including Agency RMBS, AAA-rated CMBS and money market accounts, which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. Prior to the time we have fully used the net proceeds of this offering to acquire our target assets we may fund our quarterly distributions out of such net proceeds.

Risk Factors

An investment in our Class A Common Shares involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our Class A Common Shares. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our Class A Common Shares to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks related to an Investment in New School Properties, Inc.

Except as described herein, we have no prior operating history or established financing sources.

Except as described in this prospectus, we have no operating history. We were incorporated on October 27, 2010. We have limited investments in real estate or otherwise. Although Mr. Herbelin and other members of our Advisor’s management have significant experience in the acquisition, finance, management and development of multi-family and commercial real estate, the prior performance of real estate investment programs sponsored by Affiliates and/or employers of Mr. Herbelin may not be indicative of our future results.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

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identify and acquire investments that further our investment strategies;

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increase awareness of the New School Properties, Inc. name within the investment products market;

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expand and maintain our network of licensed securities brokers and other agents;

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attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

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respond to competition for our targeted real estate properties and other investments as well as for potential investors; and

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continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

We are a “blind pool.” As of the date of this Prospectus, we have not made any acquisitions and have not identified any properties to acquire with the net proceeds we will receive from this offering, and therefore, you will not have the opportunity to evaluate any of our investments before we make them, which makes an investment in us more speculative.

We are a “blind pool” offering because we currently do not own any properties nor have we made any other real estate-related investments and we have not identified any properties or other real estate-related investments to acquire with the offering proceeds and we have no operating history or established financing sources.

Therefore, you will be unable to evaluate the manner in which the net proceeds are invested. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of properties. We will seek to invest substantially all of the net offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of student housing community properties. We may also, in the discretion of our Advisor, invest in other types of real estate or in entities that invest in real estate. We will acquire or invest in properties located only in the continental United States. In addition, our Advisor may make or invest in mortgage, bridge or mezzanine loans or participations therein on our behalf if our board of directors determines, due to the state of the real estate market or in order to diversify our investment portfolio or otherwise, that such investments are advantageous to us. We have established policies relating to the creditworthiness of tenants of our properties, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants. For a more detailed discussion of our investment policies, see the “Investment Objectives, Strategy and Policies” section of this prospectus.

There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares.

Our shares of Class A Common Shares are newly-issued securities for which there is no established trading market. We intend to cause our Class A Common Shares to be approved for trading in the over the counter market or a national exchange as soon as practicable upon the completion or termination of this offering. However, there can be no assurance that an active trading market for our Class A Common Shares will develop, or if one develops, be maintained. Accordingly, no assurance can be given as to the ability of our stockholders to sell their Class A Common Shares or the price that our stockholders may obtain for their Class A Common Shares.

Some of the factors that could negatively affect the market price of our Class A Common Shares include:

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our actual or projected operating results, financial condition, cash flows and liquidity, or changes in business strategy or prospects;

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actual or perceived conflicts of interest with our Advisor and/or our executives;

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equity issuances by us, or share sales by our stockholders in the secondary market, or the perception that such issuances or sales may occur;

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actual or anticipated accounting problems;

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publication of research reports about us or the real estate industry;

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changes in market valuations of similar companies;

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adverse market reaction to any increased indebtedness we incur in the future;

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additions to or departures of our Advisor’s key personnel;

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our failure to meet, or the lowering of, our earnings’ estimates or those of any securities analysts;

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increases in market interest rates, which may lead investors to demand a higher distribution yield for our Class A Common Shares, if we have begun to make distributions to our stockholders, and would result in increased interest expenses on our debt;

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failure to maintain our REIT qualification or exemption from the 1940 Act;

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price and volume fluctuations in the stock market generally; and

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general market and economic conditions, including the current state of the credit and capital markets.

Market factors unrelated to our performance could also negatively impact the market price of our Class A Common Shares. One of the factors that investors may consider in deciding whether to buy or sell our Class A Common Shares is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market value of our Class A Common Shares. For instance, if interest rates rise, it is likely that the market price of our Class A Common Shares will decrease as market rates on interest-bearing securities increase.

Our charter also prohibits the ownership of more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock by a single investor, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to institute, amend the terms of, suspend or terminate a share repurchase program.

Additionally, our board of directors reserves the right, in its sole discretion, to reject an individual stockholder’s request for redemption for any reason at any time. Therefore, unless and until our shares are either traded in the over the counter market or listed on an exchange, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares prior to establishment of a public trading market, you will likely have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares. See “Suitability Standards,” “Description of Securities” and elsewhere for a more complete discussion on the restrictions on your ability to transfer your shares.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a best efforts basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantial proceeds in this offering, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. If we only are able to make a few investments, we would not achieve adequate asset diversification. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for our shares of Class A Common Shares or otherwise be in the best interest of our stockholders.

Your interest in us will be diluted if we issue or offer additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently authorizes us to issue up to 60,000,000 shares of stock, of which 20,000,000 shares are designated as Class A Common Shares, 20,000,000 shares are designated as Class B Common Shares, and 20,000,000 shares are designated as Preferred Shares.

Subject to any limitations set forth under Texas law, our board of directors may increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors. Existing stockholders and investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, in the event that we (a) sell shares in this offering or sell additional shares in the future, including those issued pursuant to follow-on offerings, (b) sell securities that are convertible into shares of our Class A Common Shares, (c) issue shares of our Class A Common Shares in a private offering of securities to institutional investors, (d) issue shares to our Advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our Advisory Agreement, or (e) issue shares of our Class A Common Shares to sellers of properties acquired by us. To the extent we issue additional equity interests after you purchase shares of our Class A Common Shares in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real properties and other real estate-related assets, you may also experience dilution in the book value and fair market value of your shares. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

 Maintenance of our exemption from registration under the 1940 Act imposes significant limits on our operations.

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the 1940 Act. The assets we and our subsidiaries may acquire are limited by the provisions of the 1940 Act and the rules and regulations promulgated under the 1940 Act, which may adversely affect our performance.

There can be no assurance that the laws and regulations governing the 1940 Act status of REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our Class A Common Shares, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of Class A Common Shares.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Under Texas law generally, a director’s actions will be upheld if he or she performs his or her duties in good faith and he or she not allow his or her personal interest to prevail over that of the corporation and in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person would use under similar circumstances.  In addition, our charter limits the liability of our directors to us and our stockholders for money damages, except for liability resulting from:

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a breach of the duty of loyalty;

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an act or omission not in good faith that constitutes a breach of duty or an act or omission that involves intentional misconduct or a knowing violation of the law;

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a transaction from which a director received an improper benefit; or

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an act or omission for which the liability of a director is expressly provided for by an applicable statute.

Our charter requires us to indemnify our directors and officers for actions taken by them in those capacities to the maximum extent permitted by Texas law in the defense of any proceeding to which he or she is made a party by reason of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist absent the current provisions in our charter or that might exist with other companies.

 Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our management.

Our charter provides that a director may be removed with or without cause upon the affirmative vote of holders of a majority of the votes entitled to be cast in the election of directors. Vacancies may be filled only by a majority of the stockholders. These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in control of our company that is in the best interests of our stockholders.

 Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

In order for us to qualify as a REIT for each taxable year after 2011, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our Class A Common Shares. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our Class A Common Shares might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

You are bound by the majority vote on matters on which you are entitled to vote, and therefore, your vote on a particular matter may be superseded by the vote of others.

You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investments.

Our charter requires that our Independent Directors review our investment policies at least annually to determine that the policies we are following are in the best interests of the stockholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new real estate development trends emerge and new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.

We may be unable to pay or maintain cash distributions or increase distributions over time.

We are generally required to distribute to our shareholders at least 90% of our taxable income each year for us to qualify as a REIT under the Internal Revenue Code, which requirement we currently intend to satisfy through periodic distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, debt covenants, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:

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the profitability of the investment of the net proceeds of this offering;

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our ability to make profitable investments;

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margin calls or other expenses that reduce our cash flow;

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defaults in our asset portfolio or decreases in the value of our portfolio; and

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the fact that anticipated revenues and operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, no assurance can be given that we will be able to make distributions to our stockholders at any time in the future or that the level of any distributions we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect us.

We cannot give any assurance that rents from the properties will increase, that any securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties, mortgage, bridge or mezzanine loans or any investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. We may not have sufficient legally available cash from operations to make a distribution required to qualify for or maintain our REIT status. We may increase borrowing or use proceeds from this offering to make distributions, each of which could be deemed to be a return of your capital. We may make distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. Any such distributions will constitute a return of capital and may reduce the amount of capital we ultimately invest in properties and negatively impact the value of your investment. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the section of this prospectus captioned “Distribution Policy.”

In addition, distributions that we make to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a shareholder’s investment in our common shares.

Future offerings of debt or equity securities, which would rank senior to our Class A Common Shares, may adversely affect the market price of our Class A Common Shares.

If we decide to issue debt or equity securities in the future, which would rank senior to our Class A Common Shares, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Class A Common Shares and may result in dilution to owners of our Class A Common Shares. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our Class A Common Shares will bear the risk of our future offerings reducing the market price of our Class A Common Shares and diluting the value of their stock holdings in us.

We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.

Our board of directors has arbitrarily determined the selling price of the shares offered hereby and believe that the offering is comparable to other real estate investment programs in the market. The offering price bears no relationship to our book or asset values or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering is not indicative of the proceeds that you would receive on liquidation.

Risks and Conflicts of Interest with Advisor

We are dependent on our Advisor and our success will depend to a significant extent on our Advisor.

We are dependent on our Advisor, New School Advisors, LLC, and their key personnel, especially Mr. Herbelin, who provide services to us pursuant to the Advisory Agreement. We may not find a suitable replacement for our Advisor if the Advisory Agreement is terminated or for these key personnel if they leave New School Advisors, LLC or otherwise become unavailable to us.

Our Advisor has significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the officers and key personnel of our Advisor. The officers and key personnel of our Advisor will evaluate, negotiate, close and monitor our investments; therefore, our success will depend on their continued service. The departure of any of the officers or key personnel of our Advisor could have a material adverse effect on our performance.

Our Advisor is not obligated to dedicate any specific personnel exclusively to us. As a result, these individuals may not always be able to devote sufficient time to the management of our business. Further, when there are turbulent conditions in the real estate markets or distress in the credit markets, the attention of our Advisor’s personnel and our executive officers and the resources of New School Advisors, LLC may also be required by other investment entities or real estate projects. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed.

In addition, we offer no assurance that our Advisor will remain our Advisor or that we will continue to have access to our Advisor’s officers and key personnel. The initial term of our agreement with our Advisor only extends until the first anniversary of the closing of this offering, with automatic one-year renewals thereafter. If the Advisory Agreement is terminated and no suitable replacement is found to provide Advisory services to us, we may not be able to execute our business plan.

There are various conflicts of interest in our relationship with our Advisor which could result in decisions that are not in the best interests of our stockholders.

We are subject to conflicts of interest arising out of our relationship with our Advisor. Specifically, Mr. Herbelin, our chief executive officer and the chairman of our board of directors may become an executive of other real estate investment funds and may participate as owner, investor or otherwise be involved in other real estate investment projects. Our Advisor, Mr. Herbelin and other executive officers may have conflicts between their duties to us and their duties to, and interests in, such other investment funds and/or projects.

We will pay our Advisor substantial base management fees regardless of the performance of our portfolio. Our Advisor’s entitlement to a base management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our stockholders and the market price of our Class A Common Shares.

The agreement with our Advisor was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

Our Advisory Agreement with our Advisor was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Our Advisor is only contractually committed to serve us until the first anniversary of the closing of this offering. Thereafter, the Advisory Agreement is renewable for one-year terms; provided, however, that our Advisor may terminate the Advisory Agreement annually upon 30 days prior notice. If the Advisory Agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Pursuant to the Advisory Agreement, our Advisor will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Under the terms of the Advisory Agreement, our Advisor, its officers, members, personnel, any person controlling or controlled by our Advisor and any person providing sub-Advisory services to our Advisor will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Advisory Agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Advisory Agreement. In addition, we have agreed to indemnify our Advisor, its officers, stockholders, members, Advisors, directors, personnel, any person controlling or controlled by our Advisor and any person providing sub-Advisory services to our Advisor with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Advisor not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Advisory Agreement.

Certain fees payable to our Advisor under the Advisory Agreement are based on our investment activities and earnings so therefore, they may cause our Advisor to select investments in more risky assets to increase its incentive compensation.

Our Advisor is entitled to receive incentive compensation based upon our investment activities and earnings. In evaluating investments and other management strategies, the opportunity to earn incentive compensation may lead our Advisor to place undue emphasis on the maximization of earnings at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our investment portfolio.

If our Advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our Advisor, including Thomas Herbelin, who would be difficult to replace. Our Advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our Advisor. If any of our key personnel were to cease their affiliation with our Advisor, our operating results could suffer. We intend to acquire and maintain separate key man life insurance policies on Mr. Herbelin. We believe that our future success depends, in large part, upon our Advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our Advisor will be successful in attracting and retaining such skilled personnel. If our Advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

The conflicts of interest policy we will adopt may not adequately address all of the conflicts of interest that may arise with respect to our investment activities and also may limit the allocation of investments to us.

In order to avoid any actual or perceived conflicts of interest with our Advisor we will adopt a conflicts of interest policy prior to the closing of this offering to specifically address some of the conflicts relating to our investment opportunities. Although under this policy the approval of a majority of our Independent Directors will be required to approve (i) any purchase of our assets by any parties affiliated with our Advisor and (ii) any purchase by us of any assets from any parties affiliated with our Advisor, there is no assurance that this policy will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that results in the allocation of a particular investment opportunity to us or is otherwise favorable to us. In addition, investment funds affiliated with our Advisor may in the future, participate in some of our investments, possibly at a more senior level in the capital structure of the underlying borrower and related real estate than our investment. Our interests in such investments may also conflict with the interests of these funds in the event of a default or restructuring of the investment. Participating investments will not be the result of arm’s length negotiations and will involve potential conflicts between our interests and those of the other participating funds in obtaining favorable terms. Since our Advisor may control those potential future transactions, the same personnel may determine the price and terms for the investments for both us and these funds and there can be no assurance that any procedural protections, such as obtaining market prices or other reliable indicators of fair market value, will prevent the consideration we pay for these investments from exceeding their fair market value or ensure that we receive terms for a particular investment opportunity that are as favorable as those available from an independent third party.

New School Advisors, LLC faces conflicts of interest relating to joint ventures, which could result in a disproportionate benefit to the other venture partners at our expense.

We may enter into joint ventures with other New School Advisors-sponsored programs for the acquisition or improvement of properties. New School Advisors, LLC may have conflicts of interest in determining which New School Advisors-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, New School Advisors, LLC may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since New School Advisors, LLC and its Affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to any such joint ventures that exceed the percentage of our investment in the joint venture.

New School Advisors, LLC and its officers and employees and certain of our key personnel face competing demands relating to their time, and this may cause our operating results to suffer.

New School Advisors, LLC and its officers and employees and certain of our key personnel and their respective Affiliates are key personnel, general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. Mr. Herbelin and all of our executive officers will spend at least a majority of their time involved in our operations. However, during times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Payment of fees to New School Advisors, LLC and its Affiliates reduces cash available for investment and distribution.

New School Advisors, LLC and its Affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, and the management and leasing of our properties, the servicing of our mortgage, bridge or mezzanine loans, if any, and the administration of our other investments. They are paid substantial fees for these services, which reduces the amount of cash available for investment in properties or distribution to stockholders. For a more detailed discussion of the fees payable to such entities in respect of this offering, see the “Our Advisor, Advisory Agreement and Advisor Compensation” section of this prospectus.

Risks related to our Investments

If we, through New School Advisors, LLC, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our Advisor, New School Advisors, LLC, in acquiring our investments, selecting tenants for our properties and securing independent financing arrangements. We currently do not own any properties or have any operations, financing or investments. Except for investors who purchase shares in this offering after such time as this prospectus is supplemented to describe one or more identified investments, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of New School Advisors, LLC and the oversight of our board of directors. We cannot be sure that New School Advisors, LLC will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we, through New School Advisors, LLC, are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, if we cannot find at least one suitable investment within one year after we reach our minimum offering, and if our board of directors determines it is in our best interests, liquidate. In such an event, our ability to pay distributions to our stockholders would be adversely affected.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.

We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our Advisor at times when management of our Advisor is simultaneously seeking to locate suitable investments for other affiliated programs. Delays we encounter in the selection, acquisition and, in the event we renovate properties, renovation of income-producing properties, likely would adversely affect our ability to make distributions and the value of your overall returns. In such event, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. Distributions from the proceeds of this offering or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, where we acquire properties prior to the start of renovation or during the early stages of renovation, it may take several months to complete renovation and rent available units or space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties. If New School Advisors, LLC is unable to obtain suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. If we cannot invest proceeds from this offering within a reasonable amount of time, or if our board of directors determines it is in the best interests of our stockholders, we will return the uninvested proceeds to investors.

We may be unable to successfully acquire properties on favorable terms.

Our successful operations will be dependent upon our ability to successfully acquire new properties on favorable terms. As we acquire properties, we will be subject to risks associated with managing new properties, including lease-up and integration risks. Newly developed and recently acquired properties may not perform as expected and may have characteristics or deficiencies unknown to us at the time of acquisition. Future acquisition opportunities may not be available to us on terms that meet our investment criteria or we may be unsuccessful in capitalizing on such opportunities. Our ability to capitalize on such opportunities will be largely dependent upon external sources of capital that may not be available to us on favorable terms or at all.

Our ability to acquire properties on favorable terms and successfully operate them involves the following significant risks:

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Potential inability to acquire a desired property may be caused by competition from other real estate investors.

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Competition from other potential acquirers may significantly increase the purchase price.

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We may be unable to finance an acquisition on favorable terms or at all.

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We may have to incur significant capital expenditures to improve or renovate acquired properties.

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We may be unable to quickly and efficiently integrate new acquisitions into our existing operations.

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Market conditions may result in higher than expected costs and vacancy rates and lower than expected rental rates.

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We may acquire properties subject to liabilities but without any recourse, or with only limited recourse, to the sellers, or with liabilities that are unknown to us, such as liabilities for clean-up of undisclosed environmental contamination, claims by tenants, vendors or other persons dealing with the former owners of our properties and claims for indemnification by members, directors, officers and others indemnified by the former owners of our properties.

Our failure to finance property acquisitions on favorable terms, or operate acquired properties to meet our financial expectations, could adversely affect us.

We may use a portion of the net proceeds from this offering to make periodic distributions, which would, among other things, reduce our cash available for investing.

Prior to the time we have fully invested the net proceeds of this offering we may fund our periodic distributions out of the net proceeds of these offerings, which would reduce the amount of cash we have available for investing and other purposes. The use of these net proceeds for distributions could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each stockholder’s basis in its shares of our Class A Common Shares.

Our investments may be concentrated and will be subject to risk of default.

While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of directors. Therefore, our investments in our target assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in losses or defaults on a number of our investments within a short time period, which may reduce our net income and the value of our Class A Common Shares and accordingly reduce our ability to pay dividends to our stockholders.

We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these securities.

We operate in a highly competitive market for investment opportunities. Our profitability depends, in large part, on our ability to acquire our target assets at attractive prices. In acquiring our target assets, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds (including other funds managed by New School Advisors), commercial and investment banks, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. Government, if we are not eligible to participate in programs established by the U.S. Government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for investments in our target assets may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target assets may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

We may experience a decline in the fair market value of our assets.

A decline in the fair market value of our assets may require us to recognize an “other-than-temporary” impairment against such assets under GAAP if we were to determine that, with respect to any assets in unrealized loss positions, we do not have the ability and intent to hold such assets to maturity or for a period of time sufficient to allow for recovery to the amortized cost of such assets. If such a determination were to be made, we would recognize unrealized losses through earnings and write down the amortized cost of such assets to a new cost basis, based on the fair value of such assets on the date they are considered to be other-than-temporarily impaired. Such impairment charges reflect non-cash losses at the time of recognition; subsequent disposition or sale of such assets could further affect our future losses or gains, as they are based on the difference between the sale price received and adjusted amortized cost of such assets at the time of sale.

 Liability relating to environmental matters may impact the value of properties that we may acquire upon foreclosure of the properties underlying our investments.

Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

The presence of hazardous substances on a property we acquire may adversely affect our ability to sell the property and we may incur substantial remediation costs, thus harming our financial condition. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our stockholders. To the extent that an owner of a property underlying one of our debt investments becomes liable for removal costs, the ability of the owner to make payments to us may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us and our ability to make distributions to our stockholders.

Risks related to Real Estate Generally

Economic and regulatory changes may have an adverse impact on the real estate market in general and on our operating results.

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

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changes in general economic or local conditions;

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changes in supply of or demand for similar or competing properties in an area;

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changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

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changes in tax, real estate, environmental and zoning laws;

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changes in insurance costs; and

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periods of high interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

Difficult conditions in the mortgage, commercial and residential real estate markets may cause us to experience market losses related to our holdings, and we do not expect these conditions to improve in the near future.

Our results of operations are materially affected by conditions in the real estate markets, the financial markets and the economy generally. Continuing concerns about the declining real estate market, as well as inflation, energy costs, geopolitical issues and the availability and cost of credit, have contributed to increased volatility and diminished expectations for the economy and markets going forward. The mortgage market has been severely affected by changes in the lending landscape and there is no assurance that these conditions have stabilized or that they will not worsen. The further deterioration of the real estate market may cause us to experience losses related to our assets and to sell assets at a loss. Declines in the market values of our investments may adversely affect our results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

Our future debt level may reduce cash available for distribution and may expose us to the risk of default under our debt obligations.

Any future debt service obligations we may incur expose us to the risk of default and reduce or eliminate cash resources that are available to operate our business or pay distributions that are necessary to maintain our REIT qualification. We expect to incur additional indebtedness to fund future property renovations and acquisitions and other working capital needs, which may include the payment of distributions to our stockholders. The amount available to us and our ability to borrow from time to time is subject to uncertainty. Our future level of debt and any limitations imposed on us by our debt agreements could have significant adverse consequences, including the following:

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We may be unable to borrow additional funds as needed or on favorable terms.

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We may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness.

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We may be forced to dispose of one or more of our properties, possibly on disadvantageous terms.

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We may default on our payment or other obligations as a result of insufficient cash flow or otherwise, which may result in a cross-default on our other obligations, and the lenders or mortgagees may foreclose on our properties that secure their loans and receive an assignment of rents and leases.

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Foreclosures could create taxable income without accompanying cash proceeds, a circumstance that could hinder our ability to meet the REIT distribution requirements imposed by the Code.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

To the extent, if any, we acquire non-residential properties any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we will suffer reduced revenues which may result in less cash to be distributed to stockholders. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce your return.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of this offering’s gross proceeds to buy real estate and pay various fees and expenses. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

There can be no assurances that rents on our properties will rise from year to year. Therefore, the value of the property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or in the event we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Lock-out provisions, which preclude pre-payments of a loan, could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Reduced income or rising expenses could reduce cash flow and funds available for future acquisitions.

Any properties that we buy in the future will be, subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses.

Adverse economic conditions will negatively affect our returns and profitability.

Recent events have exacerbated the general economic slowdown that has affected the nation as a whole and the local economies where our properties may be located. Economic weakness and higher unemployment, combined with higher costs, especially for energy, food and commodities, has put considerable pressure on consumer spending, which, along with the lack of available debt financing, has resulted in many U.S. companies experiencing poorer financial and operating performance over the past twelve months than in prior periods. As a result, this slowdown has reduced demand for space and support for rents and property values. Our operating results may be affected by the following market and economic challenges, which may result from a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economics where our properties may be located:

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poor economic conditions may result in tenant defaults under leases;

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re-leasing may require concessions or reduced rental rates under the new leases;

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constricted access to credit may result in tenant defaults or non-renewals under leases; and

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increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

A continuing environment of declining prices could further weaken real estate markets. We do not know how long the slowdown will last, or when, or even if, real estate markets will return to more normal conditions. Since we cannot predict when real estate markets may recover, the value of our properties may decline if market conditions persist or worsen. Further, the results of operations for a property in any one period may not be indicative of results in future periods, and the long-term performance of such property generally may not be comparable to, and cash flows may not be as predictable as, other properties owned by third parties in the same or similar industry. The already weak conditions in the real estate markets could be further exacerbated by a deterioration of national or regional economic conditions. Our property values and operations could be negatively affected to the extent that the current economic downturn is prolonged or becomes more severe.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government, and has been renewed until December 31, 2014. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate-related taxes may increase and if these increases are not passed on to tenants, our income will be reduced.

Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Increases not passed through to tenants through higher rents will adversely affect our income, cash available for distributions, and the amount of distributions to you.

CC&Rs may restrict our ability to operate a property.

Some of our properties are contiguous to other parcels of real property, comprising part of the same commercial center. In connection with such properties, there are significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

While we do not currently intend to do so, we may use proceeds from this offering to acquire and develop properties upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

While we do not currently intend to do so, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties will be subject to the Americans with Disabilities Act of 1990 (the “Disabilities Act”). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

Adverse geopolitical conditions may negatively affect our returns and profitability.

The United States’ armed conflict in various parts of the world could have a further impact on our tenants. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment. More generally, any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in higher energy costs and increased economic uncertainty in the United States or abroad. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to you.

We may incur mortgage indebtedness and other borrowings, which may increase our business risks.

In most instances, we expect to acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we generally distribute at least 90% of our annual REIT taxable income (which does not necessarily equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain, to our stockholders. We may also borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT for U.S. federal income tax purposes.

Our Advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. There is no limitation on the amount we may borrow against any single improved property. However, our aggregate borrowings, secured and unsecured, shall be reasonable in relation to our Net

Assets and shall be reviewed by the board of directors at least quarterly.  Under our charter, we are required to limit our borrowings to 300% of our Net Assets, unless the excess is approved by a majority of our Independent Directors and disclosed in the next quarterly report, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines.

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of your investment.

Current state of debt markets could have a material adverse impact on our earnings and financial condition

Continued volatility in the credit markets and real estate markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to our stockholders. Domestic and international financial markets currently are experiencing continued volatility which has been brought about in large part by failures in the U.S. banking system. This volatility has severely impacted the availability of credit and has contributed to rising costs associated with obtaining credit. If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for investments. If this volatility in the credit markets persists, our ability to borrow monies to finance the purchase of, or other activities related to, properties and other real estate related assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness which is maturing.

The dislocations in the debt markets has reduced the amount of capital that is available to finance real estate, which, in turn, (a) will no longer allow real estate investors to rely on capitalization rate compression to generate returns and (b) has slowed real estate transaction activity, all of which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties and mortgage loans. Investors will need to focus on market-specific growth dynamics, operating performance, asset management and the long-term quality of the underlying real estate. In addition, we may find it difficult, costly or impossible to refinance indebtedness which is maturing. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. In addition, if we pay fees to lock-in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. All of these events would have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.

In addition to volatility in the credit markets, the real estate market is subject to fluctuation and can be impacted by factors such as general economic conditions, supply and demand, availability of financing and interest rates. To the extent we purchase real estate in an unstable market, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future that it attracts at the time of our purchases, or the number of companies seeking to acquire properties decreases, the value of our investments may not appreciate or may decrease significantly below the amount we pay for these investments.

Finally, the pervasive and fundamental disruptions that the global financial markets are currently undergoing have led to extensive and unprecedented governmental intervention. Although the government intervention is intended to stimulate the flow of capital and to undergird the U.S. economy in the short term, it is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the financial markets and/or the effect of such intervention on us and our results of operations. In addition, there is a high likelihood that regulation of the financial markets will be significantly increased in the future, which could have a material impact on our operating results and financial condition.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.

We expect that we will incur indebtedness in the future. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our charter generally limits us to incurring debt no greater than 300% of our Net Assets as of the date of any borrowing, unless any excess borrowing is approved by a majority of our Independent Directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Risks related to Student Housing

Our results of operations are subject to an annual leasing cycle, short lease-up period, seasonal cash flows, changing university admission and housing policies and other risks inherent in the student housing industry.

We generally expect to lease our owned properties under 12-month leases, and in certain cases, under ten-month, nine-month or shorter-term semester leases. As a result, we may experience significantly reduced cash flows during the summer months at properties leased under leases having terms shorter than 12 months. Furthermore, we expect that all of our properties must be entirely re-leased each year, exposing us to increased leasing risk. In addition, we are subject to increased leasing risk on our properties under renovation and future acquired properties based on our lack of experience leasing those properties and unfamiliarity with their leasing cycles. Student housing properties are also typically leased during a limited leasing season that usually begins in

January and ends in August of each year. We are therefore highly dependent on the effectiveness of our marketing and leasing efforts and personnel during this season.

Changes in university admission policies could adversely affect us. For example, if a university reduces the number of student admissions or requires that a certain class of students, such as freshman, live in a university owned facility, the demand for beds at our properties may be reduced and our occupancy rates may decline. While we may engage in marketing efforts to compensate for such change in admission policy, we may not be able to conduct such marketing efforts prior to the commencement of the annual lease-up period or our additional marketing efforts may not be successful.

Federal and state laws require colleges to publish and distribute reports of on-campus crime statistics, which may result in negative publicity and media coverage associated with crimes occurring on or in the vicinity of our on-campus participating properties. Reports of crime or other negative publicity regarding the safety of the students residing on, or near, our properties may have an adverse effect on our off-campus properties.

We face significant competition from university-owned on-campus student housing, from other off-campus student housing properties and from traditional multifamily housing located within close proximity to universities.

On-campus student housing has certain inherent advantages over off-campus student housing in terms of physical proximity to the university campus and integration of on-campus facilities into the academic community. Colleges and universities can generally avoid real estate taxes and borrow funds at lower interest rates than us and other private sector operators. We also compete with national and regional owner-operators of off-campus student housing in a number of markets as well as with smaller local owner-operators.

Currently, the industry is fragmented with no participant holding a significant market share. There are a number of student housing complexes that are located near or in the same general vicinity of properties we will attempt to acquire and that will compete directly with properties we may acquire. Such competing student housing complexes may be newer than our properties, located closer to campus, charge less rent, possess more attractive amenities or offer more services or shorter term or more flexible leases.

Rental income at a particular property could also be affected by a number of other factors, including the construction of new on-campus and off-campus residences, increases or decreases in the general levels of rents for housing in competing communities, increases or decreases in the number of students enrolled at one or more of the colleges or universities in the market of the property and other general economic conditions.

We believe that a number of large national companies with substantial financial and marketing resources may be potential entrants in the student housing business. The entry of one or more of these companies could increase competition for students and for the acquisition, development and management of other student housing properties.

 A high concentration of our properties in a particular geographic area, or that have tenants attending a particular educational institution, would magnify the effects of downturns in that geographic area or institution.

We expect that our properties will be diverse according to geographic area and educational institution of our tenants. However, in the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if our tenants are concentrated at a certain educational institution, any adverse effect to that institution generally would have a disproportionately adverse effect on our portfolio.

Our properties face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions and the amount of distributions.

Our properties typically are, and we expect will be, located in developed areas. Therefore, there are and will be numerous other properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to you.

U.S. Federal Income Tax Risks

Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our Class A Common Shares.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2011. However, we may terminate our REIT qualification, if our board of directors determines that not qualifying as a REIT is in the best interests of our stockholders, or inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. We currently intend to structure our activities in a manner designed to satisfy all the requirements for qualification as a REIT. However, the REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Accordingly, we cannot be certain that we will be successful in operating so we can qualify or remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, such recharacterization could jeopardize our ability to satisfy all the requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Even if we qualify as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual REIT taxable income (excluding net capital gain), determined without regard to the deduction for distributions paid. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT, it is possible that we might not always be able to do so.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

For so long as we qualify as a REIT, our ability to dispose of property may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or through any subsidiary entity, but generally excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. While we qualify as a REIT, we intend to avoid the 100% prohibited transaction tax by (a) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary (but such taxable REIT subsidiary will incur income taxes), (b) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary, will be treated as a prohibited transaction, or (c) structuring certain dispositions of our properties to comply with a prohibited transaction safe harbor available under the Code for properties held for at least two years. However, despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, but generally excluding a taxable REIT subsidiary, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Taxable REIT subsidiaries are subject to corporate-level taxes and our dealings with taxable REIT subsidiaries may be subject to 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

A taxable REIT subsidiary may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. We may use taxable REIT subsidiaries generally to hold properties for sale in the ordinary course of business or to hold assets or conduct activities that we cannot conduct directly as a REIT. A taxable REIT subsidiary will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income. In addition, the rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis.

Our investments in certain debt instruments may cause us to recognize “phantom income” for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification.

Our taxable income may substantially exceed our net income as determined based on GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may acquire assets, including debt securities requiring us to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets referred to as “phantom income.” In addition, if a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to (a) sell assets in adverse market conditions, (b) borrow on unfavorable terms, (c) distribute amounts that would otherwise be used for future acquisitions or used to repay debt, or (d) make a taxable distribution of our shares of Class A Common Shares as part of a distribution in which stockholders may elect to receive shares of Class A Common Shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.

Moreover, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt taxable exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value and would cause us to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt.

The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

In general, in order for a loan to be treated as a qualifying real estate asset producing qualifying income for purposes of the REIT asset and income tests, the loan must be secured by real property. We may acquire mezzanine loans that are not directly secured by real property but instead secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan that is not secured by real estate would, if it meets each of the requirements contained in the Revenue Procedure, be treated by the IRS as a qualifying real estate asset. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law and in many cases it may not be possible for us to meet all the requirements of the safe harbor. We cannot provide assurance that any mezzanine loan in which we invest would be treated as a qualifying asset producing qualifying income for REIT qualification purposes. If any such loan fails either the REIT income or asset tests, we may be disqualified as a REIT.

We may choose to make distributions of our Class A Common Shares, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

In connection with our qualification as a REIT, we are required to annually distribute at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP) to our stockholders, determined without regard to the deduction for dividends paid and excluding any net capital gain. In order to satisfy this requirement, we may distribute taxable dividends that are payable in cash and Class A Common Shares at the election of each stockholder. Under IRS Revenue Procedure 2010-12, up to 90% of any such taxable dividend with respect to the taxable years 2010 and 2011 could be payable in our Class A Common Shares. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current or accumulated earnings and profits for U.S. federal income tax purposes. As a result, U.S. stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. Accordingly, U.S. stockholders receiving a distribution of our Class A Common Shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the Class A Common Shares that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our Class A Common Shares at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in Class A Common Shares, by withholding or disposing of part of the shares in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders determine to sell Class A Common Shares in order to pay taxes owed on dividends, such sale may put downward pressure on the trading price of our Class A Common Shares.

Further, while Revenue Procedure 2010-12 applies only to taxable dividends payable by us in a combination of cash and stock with respect to the taxable years 2010 and 2011, and it is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock in later years. Moreover, various tax aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income.

Distributions that we make to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends, or, for tax years beginning before January 1, 2013 unless otherwise extended by new legislation, qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (2) be designated by us, for taxable years beginning before January 1, 2013 unless otherwise extended by new legislation, as qualified dividend income generally to the extent they are attributable to dividends we receive from taxable REIT subsidiaries and certain other sources, or (3) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in Class A Common Shares.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates has been reduced to 15% for tax years beginning before January 1, 2013 unless otherwise extended by new legislation. Dividends payable by REITs, however, generally are not eligible for the reduced rates and continue to be subject to tax at rates applicable to ordinary income, which are as high as 35% through 2012 and, in the absence of legislative action, as high as 39.6% starting in 2013. Although these rules do not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including Class A Common Shares.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must annually distribute to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan inadvertently causing a greater than 5% discount on the price of such stock purchased). There is no de minimis exception with respect to preferential dividends; therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, we can provide no assurance to this effect.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a taxable REIT subsidiary. This could increase the cost of our hedging activities because our taxable REIT subsidiaries would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a taxable REIT subsidiary generally will not provide any tax benefit, except for being carried forward against future taxable income of such taxable REIT subsidiary.

Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we intend to elect and qualify to be taxed as a REIT, we may not elect to be treated as a REIT or may terminate our REIT election if we determine that qualifying as a REIT is no longer in the best interests of our stockholders. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the market price of Class A Common Shares.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the market price of Class A Common Shares.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in Class A Common Shares. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax Advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in Class A Common Shares and restrict our business combination opportunities.

In order to qualify as a REIT for each taxable year ending after 2011, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year after 2011. To help insure that we meet these tests, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted by our board of directors, for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of 9.8% of the value of our outstanding shares would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for Class A Common Shares or otherwise be in the best interest of the stockholders.

Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Capital gain distributions attributable to sales or exchanges of U.S. real property generally will be taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. trade or business. However, a capital gain dividend will not be treated as effectively connected income if (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (b) the non-U.S. stockholder does not own more than 5% of the class of our stock at any time during the one-year period ending on the date the distribution is received. We do not anticipate that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply. See “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders.”

Gain recognized by a non-U.S. stockholder upon the sale or exchange of Class A Common Shares generally will not be subject to U.S. federal income taxation unless such stock constitutes a “U.S. real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. Class A Common Shares will not constitute a “U.S. real property interest” so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot assure you, that we will be a domestically-controlled qualified investment entity.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges Class A Common Shares, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a U.S. real property interest if (a) Class A Common Shares are “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) such non-U.S. stockholder owned, actually and constructively, 5% or less of the Class A Common Shares at any time during the five-year period ending on the date of the sale. However, it is not anticipated that the Class A Common Shares will be “regularly traded” on an established market. See “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Sale of Shares.” We encourage you to consult your tax Advisor to determine the tax consequences applicable to you if you are a non-U.S. stockholder. See “Material

U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Taxation of Non-U.S. Stockholders.”

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt stockholder has incurred debt to purchase or hold our Class A Common Shares, or (c) a holder of Class A Common Shares is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, Class A Common Shares by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

Qualifying as a REIT involves highly technical and complex provisions of the Code.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

Capitalization

The following table sets forth (1) our actual capitalization at December 31, 2011 and (2) our capitalization as adjusted to reflect the effect of the sale of 4,000,000 shares of our Class A Common Shares in this offering at an assumed offering price of $10.00 per share after deducting the sales commissions and estimated organizational and offering expenses payable by us. You should read this table together with the “Use of Proceeds” section below.

As of December 31, 2010
Shareholder's Equity:	Actual	As Adjusted
Class A Common Shares (1)(3)	$ -	$ -
Class B Common Shares (2)(3)	$ 205	$ 205
Preferred Stock	$ -	$ -
Additional paid in capital	$ 204,795	$ 40,204,795
Total Stockholder's Equity	$ 205,000	$ 40,205,000

1.

Class A Common Shares, $0.001 par value; 20,000,000 shares authorized, and 12,500 shares issued and outstanding, actual; 4,012,500 shares issued and outstanding, as adjusted

2.

Class B Common Shares, $0.001 par value; 20,000,000 shares authorized, and 20,500 shares issued and outstanding, actual; 4,020,500 shares issued and outstanding, as adjusted

3.

The Company filed its Amended and Restated Certificate of Formation on April 8, 2011 in which the Par Value for Class A Common Shares and Class B Common Shares was changed from $0.00 to $0.001. The change is reflected retroactively in the table above.

Use of Proceeds

We are offering 4,000,000 shares of our Class A Common Shares at the anticipated public offering price of $10.00 per share. We estimate that the net proceeds we will receive from selling Class A Common Shares in this offering will be approximately $36 million, after deducting the offering and organization costs of $4 million payable by us at closing.

	Percent	Minimum Offering	Maximum Offering
Amount Available for Investment	90.00%	$ 900,000	$ 36,000,000
Selling Commissions	6.00%	$ 60,000	$ 2,400,000
Non-Accountable Due Diligence Fees	0.50%	$ 5,000	$ 200,000
Dealer Manager Fees	1.50%	$ 15,000	$ 600,000
Organizational & Offering Expenses	2.00%	$ 20,000	$ 800,000
Total	10.00%	$ 1,000,000	$ 40,000,000

We plan to use all the net proceeds from this offering to acquire our target assets in accordance with our objectives and strategies described in this prospectus. See “Investment Objectives, Strategy and Policies.” Until appropriate assets can be identified, our Advisor may invest the net proceeds from this offering in interest-bearing short-term investments, including Agency RMBS, AAA-rated CMBS and money market accounts, which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. Prior to the time we have fully used the net proceeds of this offering to acquire our target assets we may fund our quarterly distributions out of such net proceeds.

Distribution Policy

We intend to make regular quarterly distributions to holders of our Class A Common Shares. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly distributions in an amount equal to our taxable income. We plan to pay our first distribution in respect of the period from the closing of this offering through the end of the next calendar quarter, which may be prior to the time when we have fully invested the net proceeds from this offering.

To the extent that in respect of any calendar year, cash available for distribution is less than our taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, prior to the time we have fully invested the net proceeds of this offering we may fund our quarterly distributions out of such net proceeds, which would reduce the amount of cash we have available for investing and other purposes. The use of these net proceeds for distributions could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each stockholder’s basis in its shares of our Class A Common Shares. For more information, see “Material U.S. Federal Income Tax Considerations.”

To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our taxable income to holders of our Class A Common Shares out of assets legally available therefor. Any distributions we make to our stockholders will be at the discretion of our board of directors and will depend upon our earnings, financial condition, liquidity, debt covenants, funding or margin requirements under securitizations, warehouse facilities or other secured and unsecured borrowing agreements, maintenance of our REIT qualification, applicable provisions of Texas laws, and such other factors as our board of directors deems relevant. Our earnings, financial condition and liquidity will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. See “Risk Factors.”

We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain, or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, see “Material U.S. Federal Income Tax Considerations.”

Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the overall management and control of our affairs. The board has retained Advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. As described in greater detail under section entitled “Our Advisor, Advisory Agreement and Advisor Compensation” below, our Advisor will be responsible for making investment decisions subject to the approval of our board of directors.

Our Directors and Executive Officers

We have provided below certain information about our executive officers and directors.

Thomas N. Herbelin, 54, is the President and Chairman of the Board of Directors of the Company.  He also serves as the President of the Advisor.  Mr. Herbelin is an attorney and has practiced in the real estate and securities industries for over twenty-five years.  In his legal practice, Mr. Herbelin has provided legal services in connection with the acquisition, development, financing, management and disposition of multi-family and commercial real estate properties as well as the representation of title companies.

Additionally, Mr. Herbelin has participated as principal and/or advisor to a number of real estate securities issuers and developers. Mr. Herbelin began his career as Associate General Counsel, then General Counsel and Secretary of Hall Financial Group, Inc., a real estate investment banking company located in Dallas, Texas. In 2006, Mr. Herbelin served as General Counsel of Passco Companies, LLC, a real estate investment banking firm located in Irvine, California. From 2006 to 2008, Mr. Herbelin was the co-founder and Manager of Stoneleigh Capital Partners, LLC, a real estate development financial consultant. In 2008, Mr. Herbelin formed and caused the capitalization of Belfort Development, LLC, a student housing development company that currently serves as the developer of two student housing projects in College Station, Texas.  Mr. Herbelin is also the manager of the Texas limited liability companies that own these projects, CS Second Street Apartments, LLC and CS Second Street Apartments II, LLC.

Mr. Herbelin has also been responsible for the formation, management and capitalization of several manufacturing, financial services and securities companies.  He was a co-founder and co-manager of Tabboxx, LLC, a company which manufactures pull-tab lottery machines for installation in locations in the United Kingdom; founder and President of Patriot Financial Services, Inc., a medical receivables funding company; founder and President of Herbelin Capital Corporation, an investment management consulting firm, and its wholly-owned subsidiary, an NASD-member broker/dealer Northstar Securities, Inc.; and co-founder and Executive Vice President of Automobile Credit Acceptance Corp., a private company engaged in the purchase and securitization of automobile retail installment contracts.

Mr. Herbelin holds a B.A. and M.B.A. from Oral Roberts University and a J.D. degree from the University of Georgia.

Additional Officers and Directors will be added by amendment.

Corporate Governance – Board of Directors and Committees

We currently have one director on our board of directors. Prior to commencement of this offering, we will have a total of three directors, two of whom will be independent of us, our advisor and our respective Affiliates.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than one nor more than ten, provided, however, upon the commencement of the Company’s initial public offering, there may not be fewer than three nor more than ten directors.  Our charter provides that, after we commence this offering, a majority of the directors must be independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director. An “independent director” is defined in accordance with Article IV of our charter consistent with Section I.B. 14 of the NASAA REIT Guidelines. There are no family relationships among any of our directors or officers, or officers of our Advisor. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. Currently, each of our directors has substantially in excess of three years of relevant real estate experience. At least one of the independent directors must have at least three years of relevant real estate experience and at least one of our Independent Directors must be a financial expert with at least three years of financial experience.

Overview

The Board is responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company.  However, the Board is not required personally to conduct the business of the Company, and it may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Board may, in its sole discretion, deem necessary or desirable.  The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained.  The Advisor or its Affiliates have made an initial investment of $205,000 in the Company.  The Advisor or any such Affiliate may not sell the Initial Investment while New School Advisors, LLC remains a Sponsor but may transfer the Initial Investment to the Affiliates of New School Advisors, LLC.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our Advisor, any member of our board of directors nor any of their Affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our Advisor or any director or any of their Affiliates or any transaction between us and any of them after we accept any subscriptions for the purchase of shares in this offering. In determining the requisite percentage in interest required to approve such a matter after we accept any subscriptions for the purchase of shares in this offering, any shares owned by such persons will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the stockholders. Independent directors shall nominate replacements for vacancies in the independent director positions. Each director will be bound by the charter and the bylaws.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors meet quarterly or more frequently if necessary. Our directors are not required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors heavily rely on our Advisor. Our directors must maintain their fiduciary duty to us and our stockholders, including a fiduciary duty to supervise the relationship between us and our Advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

Our board of directors has established policies on investments and borrowing, the general terms of which are set forth in this prospectus. These policies will be ratified by the independent directors prior to the commencement of this offering. The directors may establish further policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

The Board shall evaluate the performance of the Advisor before entering into or renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board.  The Board may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Board.  The Board shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Stockholders and are fulfilled.

The independent directors will be responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are reasonable in light of our investment performance, our Net Assets, our net income and the fees and expenses of other comparable unaffiliated REITs. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction, must determine that any transaction with Advisor or its Affiliates is fair and reasonable to us. The independent directors also will be responsible for reviewing the performance of Advisor and determining that the compensation to be paid to Advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the Advisory Agreement are being carried out. Specifically, the independent directors consider factors such as:

•

the amount of the fees paid to Advisor or its Affiliates in relation to the size, composition and performance of our investments;

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the success of Advisor in generating appropriate investment opportunities;

•

rates charged to other REITs, especially REITs of similar structure, and other investors by Advisors performing similar services;

•

additional revenues realized by Advisor and its Affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

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the quality and extent of service and advice furnished by Advisor and the performance of our investment portfolio;

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the performance of the Assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•

the quality of our portfolio relative to the investments generated by Advisor or its Affiliates for its other clients.

Neither our Advisor nor any of its Affiliates nor any director may vote or consent to the voting of shares of our Class A Common Shares they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of such director or Advisor as our Advisor, or (2) any transaction between us and Advisor, such director or any of their respective Affiliates. In determining the requisite percentage in interest of shares necessary to approve a matter on which a director, our Advisor or any of their respective Affiliates may not vote or consent, any shares owned by such director, our Advisor or any of their respective Affiliates will not be included

Other Obligations of the Independent Directors

A majority of the Independent Directors must approve matters relating to:  (i) the requirement that a majority of Directors and of Independent Directors review and ratify the Charter at or before the first meeting of the Board; (ii) the duty of the Board to establish written policies on investments and borrowing and to monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out; (iii) the Company's minimum capitalization; (iv) the Advisory Agreement; (v) liability and indemnification; (vi) reasonableness of the Company's fees and expenses; (vii) limitations on Organization and Offering Expenses; (viii) limitations on Acquisition Fees and Acquisition Expenses; (viii) limitations on Total Operating Expenses; (ix) limitations on Real Estate commissions on resale of property; (x) limitations on incentive fees; (xi) Advisor compensation; (xii) the Independent Directors' periodic duty to review the Company's investment policies; (xiii) the authority of a majority of the Independent Directors to select an Independent Appraiser to determine the fair market value that the Company pays for Real Estate that it acquires both (a) when a majority of the Independent Directors determine to appoint an Independent Appraiser to determine fair market value in connection with any acquisition by the Company and (b) whenever the Company acquires property from the Advisor, the Directors, the Sponsor or their Affiliates; (xiv) borrowing in an amount exceeding 300% of Net Assets; (xv) the restrictions and procedures contained herein relating to meetings of Stockholders; (xvi) the authority of a majority of Stockholders present in person or by proxy at an annual meeting at which a quorum is present, without the necessity for concurrence by the Board, to vote to elect the Directors; (xvii) those requirements of any Reinvestment Plan that the Board establishes, relating to periodic distribution of certain material information to Stockholders and opportunity for participating Stockholders to withdraw; and (xvii) the requirement that a majority of Independent Directors must approve matters relating to the duties and restrictions enumerated in this paragraph.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including property acquisitions. However, our bylaws provide that our board may appoint such committees as the board believes appropriate. The board will appoint the members of the committee formed in the board’s discretion. Our bylaws require that a majority of the members of each committee of our board be comprised of independent directors.

Audit Committee

Our board of directors will, at a minimum, establish an audit committee. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our board of directors will adopt a charter for the audit committee that sets forth its specific functions and responsibilities.

Management Compensation

Directors

We intend to pay each of our Independent Directors a retainer of $10,000 per year, plus $1,000 for each board or board committee meeting the director attends in person ($500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $1,000 per day ($1,500 for the chairperson of the audit committee if there is a meeting of such committee). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director also is an employee of New School Properties, Inc. or Advisor or their Affiliates, we do not pay compensation for services rendered as a director.

Officers

Our officers will also serve as officers of our Advisor and will be compensated by the Advisor.

Our Advisor, Advisory Agreement and Advisor Compensation

General

Our Advisor is New School Advisors, LLC. Our officers and two of our directors also are officers, key personnel and/or members of Advisor. Advisor will have contractual responsibility to us and our stockholders pursuant to the Advisory Agreement, executed on February 1, 2011. New School Advisors, LLC is indirectly owned and controlled by Mr. Herbelin.

The Advisor has a fiduciary responsibility and duty to the Company and to the Stockholders.

Affiliates of our Advisor have sponsored one or more other real estate investment programs and may sponsor additional programs in the future. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors.”

Officers of our Advisor

The officers and key personnel of our Advisor are as follows:

Name	Age	Position
Thomas N. Herbelin	54	Manager and President
William R. Massie	48	Director of Investor Services
Richard G. Carrell	54	Director of Architectural Services
Michael Fairchild	58	Director of Site Evaluation and Construction

The background of Mr. Herbelin is described in the “Management — Our Directors and Executive Officers” section of this prospectus. The background of the other officers and key personnel are as follows:

William R. Massie, 48, serves as the Director of Investor Services for the Advisor.  Mr. Massie has 25 years’ experience in the securities and investment industry.  Previously, Mr. Massie was a registered representative with Raucher, Pierce, Refsnes, Cullum & Sandow Securities, and was the founder and President of Massie Capital, Inc., a FINRA – licensed broker/dealer.  Mr. Massie holds a Bachelor of Arts degree from Baylor University.

Richard G. Carrell, 55, serves as the Consulting Architect for the Advisor.  Mr. Carrell is a principal of the architectural firm of Carrell Partners & Yost, Architects in Dallas, Texas.  Mr. Carrell has over 30 years’ experience in the design of multi-family residential and commercial properties and has served as lead architect on significant projects throughout the United States.  Mr. Carrell is a licensed architect in the States of Colorado, Arizona, Michigan, Illinois, Louisiana, Maryland, Massachusetts, New Mexico, Texas, North Carolina, South Carolina, Ohio and Washington, is a Member of the AIA and holds his NCARB Certificate.  He holds a Bachelor of Science Degree in Architecture from Texas Tech University.

Michael Fairchild, 58, serves as the Director of Site Evaluation and Construction for the Advisor.   Mr. Fairchild has development experience in Texas, Tennessee, Georgia, Florida, Illinois, Connecticut, Pennsylvania, Michigan, Mississippi, Arizona, Colorado, Oregon, California, Canada, Jamaica and St. Thomas, USVI.  He is a licensed architect and interior designer in the State of Texas, Member of the AIA, holds a NCARB Certificate, LEED Accredited Professional and is a qualified general contractor in Florida.  His 35 years of experience include design, construction and construction management of hotels, office buildings, industrial, residential, retail and multi-family projects while employed by Beran & Shelmire Architects, HKS Architects, Hilton Hotels, Embassy Suites Hotels and Trammell Crow Hotel Company.  Mr. Fairchild holds Bachelor of Science in Architecture and Masters of Architecture degrees from the University of Texas, Arlington.

The officers and key personnel of Advisor may spend a portion of their time on activities unrelated to us. Each of the officers and key personnel is currently expected to spend a significant portion of their time on our behalf but may not always spend a majority of their time on our behalf. In addition to the key personnel listed above, Advisor employs personnel who have extensive experience in selecting and managing residential properties similar to the properties sought to be acquired by us.

Advisory Agreement

Many of the services to be performed by Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect Advisor will perform for us as our Advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the Advisory Agreement, Advisor has undertaken to use its reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Advisor, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•

find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

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serve as our investment and financial Advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

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provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

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investigate, select, and, on our behalf, engage and conduct business with such third parties as the Advisor deems necessary to the proper performance of its obligations under the Advisory Agreement;

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consult with our officers and board of directors and assist the board of directors in the formulating and implementing of our financial policies;

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structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

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review and analyze each property’s operating and capital budget;

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acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

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arrange, structure and negotiate financing and refinancing of properties;

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enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages; and

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prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies.

The Advisor may not acquire any property or finance any such acquisition, on our behalf, without the prior approval of a majority of our board of directors.

The Advisory Agreement has a one-year term ending February 1, 2012, and may be renewed for an unlimited number of successive one-year periods. Upon declaration of effectiveness of the registration statement, of which this prospectus is a part, the term of the Advisory Agreement will be renewed and will continue for a period of one year. Additionally, either party may terminate the Advisory Agreement without cause or penalty upon 60 days’ written notice.

A majority of our Independent Directors may elect to terminate the Advisory Agreement. In the event of the termination of our Advisory Agreement, our Advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the Advisory function. In addition, upon termination of the agreement, our Advisor will be entitled to a subordinated distribution upon termination, as described below.

Advisor and its officers, employees and Affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the Advisory Agreement, Advisor is required to devote sufficient resources to our administration to discharge its obligations and additional full-and part-time employees shall be added by the Advisor, as needed, to attend to the Company’s affairs. If Advisor utilizes employees of Affiliates to provide services to the Company, Advisor will be responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our affairs. Advisor may assign the Advisory Agreement to an affiliate upon approval of a majority of our Independent Directors. We may assign or transfer the Advisory Agreement to a successor entity if at least a majority of our Independent Directors determines that any such successor Advisor possesses sufficient qualifications to perform the Advisory function and to justify the compensation payable to the Advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor Advisor and its management. Other factors that will be considered are the compensation to be paid to the successor Advisor and any potential conflicts of interest that may occur.

Advisor Compensation

We will pay our Advisor fees and distributions and reimburse it for certain expenses incurred on our behalf as described more fully below.

Advisory Fee

The Company shall pay to the Advisor, as compensation for the advisory services rendered to the Company under this Agreement, an annual Advisory Fee (the "Advisory Fee") in an amount equal to 1.0% of the Average Invested Assets of the Company during the applicable year. The Advisory Fee shall be payable in advance (each an "Advance") on a monthly basis during the applicable year, in an amount equal to 0.08333% of the projected Average Invested Assets for such year. Following such time as the Average Invested Assets for any calendar year (or pro-rated for a partial year) shall be actually determined, a true-up payment shall be made by the Company to the Advisor, to the extent the total of all Advances made during the year ("Total Advances") are less than the actual Advisory Fee due to Advisor for such year, or a true-up payment shall be made by the

Advisor to the Company to the extent the Total Advances for such year exceeded the actual Advisory Fee due to Advisor for such year. The Advisory Fee for any year shall be reduced by the pro rata portion of the amount of any Asset Management Fee payable by the Company to any Affiliate of the Advisor during the same period in respect of assets included in the Average Invested Assets calculation. The Advisor may defer, in its sole discretion, all or a portion of such Advisory Fee if required to maintain distributions to the Company's stockholders in an amount equal to at least a 6.00% annual return on investment or otherwise. Deferred and unpaid Advisory Fees shall be payable from cash flow in excess of an amount required to maintain distributions equal to at least a 6.00% annual return on investment or from proceeds from a refinancing provided, however, that all such deferred and unpaid Advisory Fees shall, in all events, be paid upon the earliest to occur of the following events: (i) the termination of the Advisory Agreement, (ii) the occurrence of a liquidation of the Company's assets, the listing of the Company's shares on a securities market, or a merger, reorganization or other transfer of the Company or its assets to another entity, or (iii) 10 years from the accrual of any such unpaid Advisory Fee. Upon termination of this Agreement, the parties will prorate the Advisory Fee on a daily basis to the effective date of such cancellation or termination.

Incentive Fees

The Company may pay (including through the issuance of an interest by the Operating Partnership, if any) the Advisor or its Affiliates an interest in the gain from the Sale of Assets, for which full consideration is not paid in cash or property of equivalent value, provided the amount or percentage of such interest is reasonable.

Our Advisor will not receive any incentive fees but rather will participate in the gain from the Sale of Assets through its ownership of shares of our Class B Common Stock (see “Description of Securities – Class B Common Shares”).

Acquisition Fees

The Advisor shall receive as compensation for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of a Project an Acquisition Fee payable by the Company up to 3.0% of the Contract Purchase Price for the Project or the gross value of the Project in event of an exchange for Shares (without reduction for any seller or other credits to the extent such credits are received by the Company) ("Acquisition Fee"). The Acquisition Fee will be reduced by the pro rata portion of any real estate commission received by the Advisor or any Affiliate thereof in connection with such acquisition. For Projects acquired subject to a master lease, the Acquisition Fee may be increased by the pro rata amount the Advisor or any Affiliate receives and contributes to the applicable master tenant, up to 4%, with the approval of at least a majority of the Independent Directors.

Project Disposition Fee

The Advisor shall receive a Project Disposition Fee, in connection with the Sale of a single Project, equal to the Competitive Real Estate Commission, but in any case not in excess of 6% or less than 3% of the gross sales price of such Project (without reduction for any seller or other credits), less the amount of any sales or brokerage commission paid to any Affiliate of the Advisor in connection with such sale, exchange or other disposition ("Project Disposition Fee").

Property Management and Asset Management Fees

The Advisor intends to engage third-party management agents to provide property management, leasing and maintenance services for the Projects. The Advisor may, however, provide these services directly or through an affiliated entity. In such event, the Advisor, or its affiliate, shall provide such services under such terms and for such compensation as shall be negotiated in good faith and upon commercially-reasonable terms that are approved by a majority of the Independent Directors. If, as anticipated, property management, leasing and maintenance services are provided by independent third-parties, Advisor’s role shall be to oversee and manage these parties and Advisor shall receive an Asset Management Fee in the amount of 1% of the gross rental receipts of the Projects for its services.

Construction Management Fees

The Advisor shall receive a construction management fee for its effort in overseeing any construction, development, re-development or renovation work on the Company’s projects, with such fee calculated as 1% of the amount of such expenditures.

Additional Fees

The Advisor may charge the Company additional fees not enumerated in this Agreement, provided, however, that such additional fees shall only be charged for services provided to the Company and shall be in such amount as are usual and customary for such services.

Changes to Fee Structure

In the event of Listing, the Company and the Advisor shall negotiate in good faith to establish a fee structure appropriate for a perpetual-life entity, or shall negotiate in good faith the terms and conditions pursuant to which the Advisor shall merge with and into the Company as a subsidiary thereof (a "Merger"). A majority of the Independent Directors must approve the new fee structure negotiated with the Advisor or the terms of any Merger, including the consideration payable to the Advisor or its members or equity holders.

Expense Reimbursements

In addition to the compensation paid to the Advisor pursuant to Section 8, the Company shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company pursuant to this Agreement, including, but not limited to:

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a fixed amount equal to 3% of the Gross Proceeds for the Company's Organizational and Offering Expenses (the Advisor shall be responsible for the payment of all the Company's Organizational and Offering Expenses in excess of 3% of the Gross Proceeds);

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Acquisition Expenses incurred in connection with the selection and acquisition of Projects;

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the actual cost of goods and services used by the Company, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of securities;

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interest and other costs for borrowed money, including discounts, points and other similar fees;

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taxes and assessments on income or property, and taxes as an expense of doing business;

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costs associated with insurance required in connection with the business of the Company, or by the Board of Directors;

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the management fees and other expenses of managing and operating Projects owned by the Company, including, but not limited to travel expenses to the Projects, whether payable to an Affiliate of the Company or a non-affiliated person;

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all expenses in connection with payments to the Directors and meetings of the Board of Directors and Stockholders;

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expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company;

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expenses of organizing, revising, amending, converting, modifying, or terminating the Company or the Articles of Incorporation;

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expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder and partner reports, proxy statements and other reports required by governmental entities;

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administrative service expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee); and

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audit, accounting and legal fees.

Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 9 shall be reimbursed no less than monthly to the Advisor. 'The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.

Related Party Transactions and Conflicts of Interest

Overview

We have entered into an Advisory Agreement with New School Advisors, LLC, our Advisor, pursuant to which our Advisor will provide the day-to-day management of our operations. The Advisory Agreement requires our Advisor to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. The Advisory Agreement has an initial one-year term and will be renewed for one-year terms thereafter unless terminated by either us or our Advisor. Our Advisor is entitled to receive from us various fees including fees determined based on investment activity and our operating results.

Our chief executive officer is also an executive of New School Advisors, LLC. As a result, the Advisory Agreement between us and our Advisor was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Related Party Transactions and Conflicts of Interest” and “Risk Factors” There are various conflicts of interest in our relationship with our Advisor, which could result in decisions that are not in the best interests of our stockholders.

Our Advisory Agreement is intended to provide us with access to our Advisor’s pipeline of investment opportunities and its personnel and its experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance. However, our chief executive officer is also an executive of New School Advisors, LLC.

Related Party Transaction Policies

In order to avoid any actual or perceived conflicts of interest between our Advisor, any of their Affiliates or any investment vehicle sponsored or managed by New School Advisors or any of its Affiliates, which we refer to as the New School parties, and us, the approval of a majority of our Independent Directors will be required to approve (i) any purchase of our assets by any of the New School parties, and (ii) any purchase by us of any assets of any of the New School parties.

Indemnification and Limitation of Directors’ and Officers’ Liability

Texas law permits a Texas corporation to include in its charter a provision limiting a director’s liability for monetary damages to the corporation or its shareholders for an act or omission in the director’s capacity as a director, except that no limitation or elimination of liability is permitted to the extent the director is found liable for a breach of the duty of loyalty, an act or omission not in good faith that constitutes a breach of a duty to the corporation or that involves intentional misconduct or a knowing violation of the law, a transaction involving an improper personal benefit to the director, or an act or omission for which liability is expressly provided by an applicable statute.  Our charter contains such a provision that limits such liability to the maximum extent permitted by Texas law.

Texas law requires a corporation to indemnify a present or former director or officer, among others, against reasonable expenses actually incurred by such person in connection with any proceeding to which he or she may be made or threatened to be made a party by reason of his or her service in those or other capacities if such person is wholly successful, on the merits or otherwise, in the defense of the proceeding.

Texas law permits a corporation to indemnify a present or former director or officer, among others, against judgments and expenses that are reasonable and actually incurred in connection with a proceeding if it is determined that (1) such person acted in good faith and reasonably believed that his or her conduct was in the corporation’s best interests (in the case of actions in an official capacity) or that his or her conduct was not opposed to the corporation’s best interests (in the case of actions not in an official capacity) and, in the case of a criminal proceeding, such person did not have reasonable cause to believe the action was unlawful; (2) the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid.

In addition, Texas law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter obligates us to indemnify present and former directors and officers, among others, and advance expenses to such persons to the maximum extent permitted under Texas law.

Following completion of this offering, we may enter into indemnification agreements with our directors, officers, employees and agents that would provide for indemnification to the maximum extent permitted by Texas law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Notwithstanding anything to the contrary above, we shall not provide for indemnification of a Director, the Advisor or any Affiliate of the Advisor (an "Indemnitee") for any liability or loss suffered by any of them and we shall not provide that an Indemnitee be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests; (ii) the Indemnitee was acting on behalf of or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director, and (iv) such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Shareholders.

Notwithstanding anything to the contrary above, except the immediately preceding paragraph, we shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless one (1) or more of the following conditions are met:  (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and

Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

Investment Objectives, Strategy and Policies

Investment Objectives

Our primary investment objectives are:

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Preserve and protect capital;

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Provide attractive and reasonably stable cash distributions;

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Achieve increases in cash distributions over time through rental increases;

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Achieve appreciation in value of the assets acquired.

Investment Strategy

Our Investment Strategy

We plan to implement our investment strategy as follows:

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Purchase Well Located Properties — Buy primarily well-located residential and commercial real estate properties that are near (ideally, within walking distance of) educational centers located in the United States;

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Low Leverage — Finance our portfolio opportunistically at a target leverage level of 40-60% loan-to-value (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering);

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Diversified Portfolio — Assemble a geographically well-diversified portfolio that mixes residential and commercial properties to achieve a community-focused income stream;

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Quality Portfolio — Assemble a multi-property portfolio comprised of quality properties, some of which may require renovation or re-development, in order to ultimately achieve an income stream that will enable reasonably consistent quarterly distributions to shareholders;

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Maximize Total Returns — Maximize total returns to our shareholders through a combination of realized appreciation and current income.

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Quarterly Distributions — Pay distributions quarterly;

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Exit Strategy — The Company intends to reach its initial portfolio goal of 8,000 to 10,000 units within six to ten years, with a goal of achieving a stable and diverse portfolio that will be suitable either for sale, merger or continued growth;

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Maximize Total Returns — Maximize total returns to our shareholders through a combination of realized appreciation and current income.

Our Target Assets

We expect to use substantially all the net proceeds of this offering to acquire, renovate, develop, own, lease and manage interests in residential and commercial real estate properties located near educational centers, primarily college and university campuses. The Company’s primary focus shall be upon student housing properties and, secondarily, upon retail and commercial properties that serve or compliment the educational center community.

We believe a number of factors differentiate us from other REITs, including:

Campus Housing Community Portfolio — We will pursue an investment strategy focused on acquiring a diversified portfolio of existing student housing community assets. While the bulk of these assets will be residential, a fraction of the portfolio may serve retail, office or other uses that support and are complimentary to the student housing community.  We will be selective in investing capital in well-located assets that either are currently strong performers or that can be renovated and repositioned to provide strong returns.  Our aggregation strategy shall also be structured to target several campus areas that are located in geographically diverse areas, so that when the fund is fully invested, no single geographic concentration will comprise more than 20% of our portfolio.

Non-Institutional Asset Strategy — We will focus on helping our investors take advantage of the current opportunities in the non-institutional submarket of the student housing sector.  This sub-market is currently suffering from a lack of available financing which is holding down transaction volume and asset prices.  Additionally, smaller, non-institutional grade assets can be aggregated to provide management and ownership efficiency.

No Legacy Issues — Because we will begin with no inventory, and purchase properties at current values, and will not be burdened with legacy assets; we are better positioned to deliver shareholder value. Additionally, we are not asking our shareholders to invest in previously acquired real estate that is not performing as originally expected or overvalued in today’s environment. We will build an entirely new portfolio that meets our investment criteria.

Our Financing Strategy

We will seek to obtain the most favorable terms for the financing on our properties through unaffiliated third party lenders consistent with our ‘low leverage’ strategy.

Investment Process and Leverage Policies

Investment Process

Through our Advisory Agreement with New School Advisors, LLC, we will have access to an acquisition team of experienced real estate professionals. This team is responsible for underwriting the market, developing a financial model to test sensitivities, structuring transactions and leading the due diligence process. The acquisition team will also develop market assumptions on rents, occupancies, lease-up, expenses, etc. They will receive technical support from external construction, legal, tax and finance teams. These in-house functions align our interests with our investors’ in all aspects of the process, preserving accountability to drive performance. Our Advisor’s acquisition team may meet from time to time to share their observations on the market activities and policy changes, review our investment strategy and discuss transactions of potential interest and updates on our pipeline.

Our investment process will include sourcing and screening of investment opportunities, assessing investment suitability, conducting interest rate and prepayment analysis, evaluating cash flow and collateral performance, reviewing legal structure and servicer and originator information and investment structuring, as appropriate, to seek an attractive return commensurate with the risk we are bearing. Upon identification of an investment opportunity, the investment will be screened and monitored by our Advisor to determine its impact on maintaining our REIT qualification and our exemption from registration under the 1940 Act. We will seek to make investments in sectors where our Advisor has strong core competencies and where we believe market risk and expected performance can be reasonably quantified.

Our Advisor evaluates each one of our investment opportunities based on its expected risk-adjusted return relative to the returns available from other, comparable investments. In addition, we evaluate new opportunities based on their relative expected returns compared to comparable positions held in our portfolio. The terms of any leverage available to us for use in funding an investment purchase are also taken into consideration. Our Advisor also analyzes fundamental trends in the relevant target market areas to adjust/maintain its outlook for that particular target market area. Our Advisor conducts extensive diligence with respect to each potential investment.

Our Advisor has developed its investment process working within a sequential analysis framework evaluating (1) target campuses, (2) target neighborhoods and (3) target properties. This enables our investment activities to stay focused upon only those properties that are deemed desirable within suitable neighborhoods in proximity to campuses we view as attractive long term locations for investment.

Leverage Policies

Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total Net Assets as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our Independent Directors and disclosed to stockholders in our next quarterly report following that borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments.

At the date of acquisition of each asset, we anticipate that that the cost of investment for such asset will be substantially similar to its fair market value, which will help us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. See the section entitled “Investment Strategy, Objectives and Policies — Financing Strategies and Policies” in this prospectus for a more detailed discussion of our borrowing policies.

Business

Our Company

New School Properties, Inc. is a newly organized Texas corporation, incorporated on October 27, 2010 that intends to qualify as a REIT beginning in the taxable year ending December 31, 2011. The Company expects to use substantially all the net proceeds of this offering to acquire, renovate, develop, own, lease and manage interests in residential and commercial real estate properties located near educational centers. The Company’s primary focus shall be upon student housing properties and, secondarily, upon retail and commercial properties that serve or compliment the educational center community. Our investment strategy is designed to take advantage of the available opportunities in the non-institutional market by aggregating, renovating and repositioning these assets.

The Company does not intend to purchase raw land or to directly develop new projects, but may purchase newly-developed projects from affiliated and non-affiliated developers.  The Company also expects to focus on equity ownership of real estate properties, but it may purchase other types of real estate interests, such as real estate debt instruments and real estate securities. The Company will only invest in real estate properties located within the United States.

We expect to own substantially all our real estate properties through subsidiaries of the Company.  We further expect that we will serve as the managing general partner or manager of these subsidiaries and may additionally be the sole member of these ownership subsidiaries.  Our ownership of properties in our operating partnership is referred to as a DOWNREIT. This DOWNREIT structure may enable sellers of properties to transfer ownership interests in their properties to our REIT in exchange for ownership interests in that can be converted to shares in the Company, and defer potential gain recognition for U.S. federal income tax purposes with respect to these transfers of properties.

Our executive offices are located at 5646 Milton Street, Suite 888, Dallas, Texas 75206.  Our telephone number is 214-389-9447, our fax number is 214-666-8886 and the e-mail address of our investor relations department is investor services@newschoolprop.com.

Market Opportunities

Student housing is broadly defined to include housing designed to accommodate students enrolled in either full-time or part-time post-secondary, public and private four-year colleges and universities, including those that offer advanced degrees. The student housing market generally does not seek to address the housing needs of students enrolled in two-year community colleges and technical colleges, as these institutions do not generate sufficient and consistent demand for student housing.

The student housing market is a specialized segment of the residential real estate market. The residential real estate market is comprised of single-family and multi-family products. The single-family market is primarily a for-sale market, although single-family dwellings can also be offered for rent, particularly as housing market conditions deteriorate and the ability to sell houses declines. The multi-family market can be divided into the for-sale market (i.e., condominiums) and the for-rent market (i.e., apartments), with the latter category generally considered as a crossover with commercial real estate, in that such properties are constructed as income-generating properties, similar to retail, office or industrial properties. Both single-family for-rent and multi-family apartments compete directly with student housing.

Overall, the student housing market has certain unique characteristics that distinguish it from other segments of the housing market. First, student housing is aimed only at those persons enrolled in educational institutions and not at the general population of renters. Second, the leasing cycle for student housing properties is defined by the academic calendar, which results in a finite leasing window and relatively low month-to-month turnover following the start of the academic year. Finally, student housing properties are designed to accommodate and appeal to the college lifestyle, which is significantly different from the lifestyle of a typical multi-family renter.

There are two major types of student housing properties: on-campus and off-campus. On-campus housing is generally owned and operated by educational institutions and is located on school property near or adjacent to classroom buildings and other campus facilities. Off-campus housing is generally owned and operated by private investors and is located in close proximity to campus (i.e., generally within a two-mile radius of the campus).

Purpose-built student housing refers to off-campus housing that is specifically designed and constructed as student housing with a view towards accommodating the unique characteristics of the student-tenant. While purpose-built student housing is classified as a multi-family housing product, it is significantly different from and more specialized than traditional multi-family housing products, which are offered to the broader pool of multi-family renters. Key features of purpose-built student housing that differentiate such properties from traditional multi-family apartments may include:

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“By the bed” lease terms and rental rates (as opposed to “by the unit” apartment leases),

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Bed/bath parity with private en suite baths,

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Fully furnished units,

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Bundled pricing, which typically includes utilities, cable and Internet,

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Enhanced security features, including keyed bedroom locks and gated entrances,

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Resort-style amenities (e.g., oversized pools, volleyball / basketball courts, clubhouses, etc.); and

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Active residence life and student support programs

Competition

The current real estate equity and debt markets have created challenges and opportunities for purchasers of multi-family apartment projects generally and student housing projects in particular.  Both the multi-family and student housing sectors suffered through the difficulties that the broader real estate markets have experienced during the current economic downturn.  Property values, which reached their peak in the fourth quarter of 2007, declined precipitously in 2008 through early 2009, as commercial lending sources dried up and liquidity vanished from the marketplace.

Institutional investor equity fueled a rise in multi-family real estate values beginning in mid-2009 and continuing throughout 2010 to the present.  Rising occupancies and rents allowed this sector to perform exceptionally well compared to other investment grade real estate assets.  The student housing sub-market began to receive special attention from institutional investors in 2006 and 2007, with many analysts drawn to demographic trends showing student population growth, supply/demand imbalances indicating both a massive need for additional student housing beds and strong upside pressure on rents, and the stable and recession-proof tenant base provided by students with parental lease guarantees.

But while interest in student housing as a market sector increased and prices for institutional grade properties rose, non-institutional grade properties benefitted little.  Purchase financing remained hard to obtain for smaller transactions and, consequently, transaction volume has stayed low.  The dearth of financing has prevented many owners of smaller, non-institutional projects from accessing the capital they need to replace maturing debt, finance capital improvements or facilitate equity restructuring.  Our investment strategy is designed to take advantage of the available opportunities in the non-institutional market by aggregating, renovating and repositioning these assets. [Source: CB Richard Ellis, Inc., National Student Housing Group, MarketView, Year End 2010]

Policies with Respect to Other Activities

If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional Class A Common Shares or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

Operating and Regulatory Structure

REIT Qualification

In general, a real estate investment trust, or REIT, is a company that:

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combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management;

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allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;

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makes an election to be treated as a REIT for U.S. federal income tax purposes;

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pays distributions to investors each year of at least 90% of its taxable income (excluding net capital gain) determined without regard to the deduction for dividends paid; and

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generally avoids the “double taxation” treatment of income that results from investments in a corporation because a REIT generally is not subject to U.S. federal corporate income taxes and

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excise taxes on its net income distributed to stockholders, provided certain income tax requirements are satisfied.

If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income that we currently distribute to our stockholders. Under the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it annually distribute at least 90% of its REIT taxable income (which does not equal net income, as calculated in accordance with GAAP) to our stockholders, determined without regard to the deduction for dividends paid and excluding any net capital gain. If we fail to qualify for taxation as a REIT in any year and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we will be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify as a REIT. Even if we qualify as a REIT for U.S. federal income tax purposes, we may still be subject to some federal, state and local taxes on our income and property and to U.S. federal income taxes and excise taxes on our undistributed income.

1940 Act Exemption

We intend to conduct our operations so that the company and each of its subsidiaries are exempt from registration as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”). Under Section 3(a)(1)(A) of the Investment Company Act, a company is an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real-estate related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

We intend to conduct our operations so that the company and most, if not all, of its wholly owned and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine the compliance of the company and each wholly owned and majority-owned subsidiary with this test. We expect that most, if not all, of the company’s wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly owned and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither the company nor any of its wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by that person, or by another company which is a majority-owned subsidiary of that person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company.

We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

We intend to conduct our operations so that neither we nor any of our wholly or majority-owned subsidiaries fall within the definition of “investment company” under the Investment Company Act. If the company or any of its wholly or majority-owned subsidiaries inadvertently falls within one of the definitions of “investment company,” we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition to prohibiting the issuance of certain types of securities, this exclusion generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of qualifying assets and a broader category of assets that we refer to as “real estate related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets.

Qualification for exemption from the definition of “investment company” under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Legal Proceedings

We are not currently a party to any legal disputes or proceedings.

Principal Shareholders

The following table provides, certain information, prior to and after this offering, regarding the number and percentage of shares of our Class A Common Shares beneficially owned by all persons known to us to be the beneficial owner our outstanding shares as of the date of this prospectus. As of the date of this prospectus, with respect to our Class A Class A Common Shares we had three stockholders of record with 12,500 shares issued and with respect to our Class B Class A Common Shares we had one stockholder of record with 20,500 shares outstanding. Except as otherwise provided, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by him.

	Common Shares Outstanding
	Prior to Offering		After Offering
Beneficial Owner	No. of Shares Owned	% of Class	No. of Shares Owned	% of Class
Class A Common Shares
Edward J. Devereaux	5,000	40%	5,000	0.13%
James D. Boston	5,000	40%	5,000	0.13%
Robert A. Forrester	2,500	20%	2,500	0.06%
Class B Common Shares
New School Advisors, LLC	20,500	100%	20,500	100%

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

General

As of the date of this prospectus, we have not yet commenced active operations. Subscription proceeds will be released to us after the minimum offering is achieved and will be applied to investment in properties and the payment or reimbursement of selling commissions and other fees, expenses and uses as described throughout this prospectus. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition and operation of our properties or the payment of distributions.

Further, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property or other asset. The number of properties and other assets that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties and other assets. Until required for the acquisition or operation of assets or used for distributions, we will keep the net proceeds of this offering in short-term, low risk, highly liquid, interest-bearing investments.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us.

We intend to make an election to be taxed as a REIT under Code Section 856(c). In order to qualify as a REIT, we must annually distribute to our shareholders each calendar year at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. If we qualify as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax on income that we distribute to our shareholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify as a REIT for four years following the year in which our qualification is denied. Such an event could materially adversely affect our net income and results of operations.

Results of Operations

Currently, we have not commenced business operations. Because we have not acquired any properties or other assets, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio, the multifamily housing industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

Liquidity and Capital Resources

We are offering and selling to the public in our primary offering up to 4,000,000 shares of our Class A Common Shares, $0.001 par value per share, at $10 per share.

Our principal demands for cash will be for acquisition costs, including the purchase price of any properties, loans and securities we acquire, improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our shareholders. Generally, we will fund our acquisitions from the net proceeds of this offering. We intend to acquire our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in units of interest in partnerships created for that purpose.

We expect to use debt financing as a source of capital.  At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will help us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. See the section entitled “Investment Objectives, Strategy, and Policies” in this prospectus for a more detailed discussion of our borrowing policies.

We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties are located. Our ability to sell our assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates. In general, our policy will be to pay distributions from cash flow from operations. We do not intend to fund such distributions from offering proceeds. However, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our Advisor, our Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Distributions

We have not paid any distributions as of the date of this prospectus. We intend to accrue and pay distributions on a regular basis beginning no later than the first calendar quarter after the calendar month in which we make our first real estate investment. We intend to fund such distributions from cash flow from operations, however, if we are unable to do so, we will look to other sources as described above in “— Liquidity and Capital Resources.” Our board of directors will determine the amount of the distributions to our shareholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure needs, requirements of Texas law and the annual distribution requirements necessary to maintain our REIT status under the Internal Revenue Code. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for U.S. federal income tax purposes, we must annually distribute at least 90% of its REIT taxable income (which does not equal net income as calculated in accordance with GAAP) to our shareholders, determined without regard to the deduction for dividends paid and excluding any net capital gain. Each distribution will be accompanied by a notice which sets forth: (a) the record date; (b) the amount per share that will be distributed; (c) the equivalent annualized yield; and (d) the amount and percentage of the distributions paid from operations, offering proceeds and other sources. During the early stages of our operations, we may declare distributions in excess of FFO (as defined below).

Distributions in kind will not be permitted, except for:

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distributions of readily marketable securities or our own securities;

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distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter; or

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distributions of in-kind property, so long as, with respect to such in-kind property, the board of directors advises each shareholder of the risks associated with direct ownership of the property, offers each shareholder the election of receiving in-kind property distributions, and distributes in-kind property only to those shareholders who accept the directors’ offer.

Market Risk

The real estate debt markets are currently experiencing volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies, the deteriorating market values of CMBS, the increasing levels of default by owners of mortgaged residential properties backing the CMBS, increasing levels of tenant default due to current economic conditions and valuation weakness in the underlying properties generally. The volatility in the credit markets has resulted in a decrease in the availability of debt financing. When debt financing is available, lenders are demanding larger premiums. The continued decrease in the availability of debt financing and/or the continued increase in the cost of borrowing may reduce future cash flows available for distribution.

Prior Performance Summary

Neither our Advisor nor Affiliates of our Advisor have any past performance of other real estate investment programs sponsored by them.

Description of Securities

We are a Texas corporation. Your rights as a shareholder are governed by the Texas Business Organizations Code, our charter and our bylaws.  The following summary of terms, rights and preferences of our shares is not complete.  You should read our charter and bylaws for more complete information.

Authorized Shares

Our charter provides that we may issue up to 60,000,000 shares, consisting of 20,000,000 Class A Common Shares, par value $0.001 per share, 20,000,000 Class B Common Shares, par value $0.001 per share, and 20,000,000 preferred shares, par value $0.001 per share.  As of the date of this prospectus, 12,500 Class A Common Shares were issued and outstanding, held by three individuals, 20,500 Class B Common Shares were issued and outstanding, held by New School Advisors, LLC and no preferred shares were issued and outstanding.  The Company has not yet engaged a stock transfer agent but intends to engage First American Stock Transfer, Inc. as its transfer agent and registrar of our Class A Common Shares, Class B Common Shares and preferred shares.

Our charter also contains a provision permitting our board of directors to issue classified or reclassified shares of any class or series, provided that the board of directors by resolution (a) designates the class or series to distinguish it from all other classes and series of shares; (b) specifies the number of shares to be included in the class or series; (c) sets or changes, subject to certain limitations and the express terms of any class or series of shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series of shares; and (d) causes us to file a Certificate of Designation with the Texas Secretary of State.  Our charter requires us to ensure that the voting rights per share (other than any publicly held share) sold in any private offering will not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share. We believe that the power to issue classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Class A Common Shares

Subject to the terms of our charter regarding the restrictions on ownership and transfer of shares, each Class A Common Share has the same voting, dividend, distribution, liquidation and other rights as each other Class A Common Share.

Voting Rights

Each outstanding Class A Common Share owned by a shareholder entitles that holder to one vote on all matters submitted to a vote of shareholders, including the election of directors.  The right to vote is subject to the provisions of our charter regarding the restriction on the transfer of shares, which we describe under "Restrictions on Ownership and Transfer" below.  There is no cumulative voting in the election of directors.

According to the terms of our charter and bylaws and Texas law, all matters submitted to the shareholders for approval generally are approved by the affirmative vote of the holders of the majority of the shares entitled to vote on such matter at a meeting of shareholders duly called and at which a quorum is present.

Dividends

Subject to any express preference of a series of preferred shares, in any calendar year, the holders of outstanding Class A Common Shares shall be entitled to receive on a pro-rata basis, one hundred percent (100%) of any dividends, when and as declared by the board of directors, out of any assets at the time legally available therefor, until such time as the holder of each Class A Common Share has received a return of 6%, calculated like interest annually, on the paid-in capital for such Class A Common Share.  Thereafter, the holders of outstanding Class A Common Shares shall be entitled to receive on a pro-rata basis, eighty-five percent (85%) of any dividends, when and as declared by the board of directors, out of any assets at the time legally available therefor, until such time as the holder of each Class A Common Share has received an overall return (when combined with the 6% return described in the immediately preceding sentence) of 8%, calculated like interest annually, on the paid-in capital for such Class A Common Share.  Thereafter, the holders of outstanding Class A Common Shares shall be entitled to receive on a pro-rata basis, seventy-five percent (75%) of any dividends, when and as declared by the board of directors, out of any assets at the time legally available therefor.  Regardless of the amount actually paid for each Class A Common Share, the paid-in capital for each Class A Common Share will be deemed for the purposes of this calculation to be the total amount paid to the Company by all holders of Class A Common Shares in connection with such Class A Common Shares divided by the total number of Class A Common Shares.  We may pay dividends in either cash, property or in Class A Common Shares.  In the event that we issue preferred shares, payment and declaration of dividends on our Class A Common Shares and purchases of shares thereof by us may be subject to certain restrictions if we fail to pay dividends on our preferred shares.

Distributions and Liquidation Rights

Subject to any express preference of a series of preferred shares, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to Stockholders shall be determined in accordance with applicable law and the holder of each Class A Common Share shall receive on a pro-rata basis, the paid-in capital for each Class A Common Share.  Next, the holder of each Class B Common Share shall receive on a pro-rata basis, the paid-in capital for each Class B Common Share.  Thereafter, the remaining amount available for distribution shall be distributed as described above.  Regardless of the amount actually paid for each Class A Common Share, the paid-in capital for each Class A Common Share will be deemed for the purposes of this calculation to be the total amount paid to the Company by all holders of Class A Common Shares in connection with such Class A Common Shares divided by the total number of Class A Common Shares.

No Preemptive Rights

No holders of our Class A Common Shares have preemptive or other rights to purchase or subscribe for any other shares.

REIT Restrictions on Ownership and Transfer

Our Class A Common Shares are subject to certain restrictions upon ownership and transfer which were adopted for the purpose of enabling us to preserve our status as a REIT.  For a description of such restrictions, see "Description of Securities - Restrictions on Ownership and Transfer".

Class B Common Shares

Subject to the terms of our charter regarding the restrictions on ownership and transfer of shares, each Class B Common Share has the same voting, dividend, distribution, liquidation and other rights as each other Class B Common Share.

Voting Rights

Except as may be required by applicable law, the holders of Class B Common Shares do not have the right to vote on any matters.

Dividends

Subject to any express preference of a series of Class A Common Shares and preferred shares and specifically after the holders of Class A Common Shares have received 6% return (as described above), in any calendar year, the holders of outstanding Class B Common Shares shall be entitled to receive on a pro-rata basis, fifteen percent (15%) of any dividends, when and as declared by the board of directors, out of any assets at the time legally available therefor, until such time as the holders Class A Common Share have received the 8%

return (as described above).  Thereafter, the holders of outstanding Class B Common Shares shall be entitled to receive on a pro-rata basis, twenty-five percent (25%) of any dividends, when and as declared by the board of directors, out of any assets at the time legally available therefor.

Distributions and Liquidation Rights

Subject to any express preference of a series of Class A Common Shares or preferred shares and specifically after the holders of Class A Common Shares have received their paid-in capital (as described above), in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to shareholders shall be determined in accordance with applicable law and each holder of an outstanding Class B Common Share shall receive on a pro-rata basis, the paid-in capital of such Class B Common Share.  Thereafter, the remaining amount available for distribution shall be distributed as described above.  Regardless of the amount actually paid for each Class B Common Share, the paid-in capital for each Class B Common Share will be deemed for the purposes of this calculation to be the total amount paid to the Company by all holders of Class B Common Shares in connection with such Class B Common Shares divided by the total number of Class B Common Shares.

No Preemptive Rights

No holders of our Class B Common Shares have preemptive or other rights to purchase or subscribe for any other shares.

REIT Restrictions on Ownership and Transfer

Our Class B Common Shares are subject to certain restrictions upon ownership and transfer which were adopted for the purpose of enabling us to preserve our status as a REIT.  For a description of such restrictions, see "Description of Securities - Restrictions on Ownership and Transfer.”

Preferred Shares

Our charter authorizes our board of directors to issue up to 20,000,000 preferred shares from time to time, in one or more series, to establish the number of shares in each series and to fix the designations, voting powers, preferences, relative rights, qualifications, limitations and restrictions thereof.  No shareholder approval is required for the issuance of preferred shares.

The terms of any preferred shares we issue will be set forth in resolutions adopted by our board of directors.  We will file such resolutions as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.  The description of preferred shares in any prospectus supplement will not describe all of the terms of the preferred shares in detail.  You should read the applicable resolutions for a complete description of all of the terms.

Meetings and Special Voting Requirements

Subject to our charter restrictions on ownership and transfer of our shares and the terms of each class or series of shares, each holder of Class A Common Shares is entitled at each meeting of shareholders to one vote per share owned by such shareholder on all matters submitted to a vote of shareholders, including the election of directors.  There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding stock entitled to vote generally in the election of directors can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

An annual meeting of our shareholders will be held each year, upon reasonable notice on a date that is within a reasonable period of time following the distribution of our annual report to shareholders, at least 30 days after delivery of our annual report to our shareholders. The directors, including the independent directors, shall take reasonable steps to ensure that such notice is provided. Special meetings of shareholders may be called only upon the request of our president, a majority of our directors, a majority of the independent directors, or upon the written request of shareholders entitled to cast at least 10% of the votes entitled to be cast at the meeting. Upon receipt of a written request from such shareholders stating the purpose of the special meeting, our secretary will provide all of our shareholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 or more than 60 days after delivery of the notice of meeting. The presence of shareholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.

Our shareholders are entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder’s name, address and telephone number, and the number of shares owned by each shareholder and will be sent within ten days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. Shareholders and their representatives shall also be given access to our corporate records at reasonable times. We have the right to request that a requesting shareholder represent to us that the list and records will not be used to pursue commercial interests.

If we are ultimately unable to obtain authorization for our Class A Common Shares to trade on either a national securities exchange or in the over the counter market, we may seek shareholder approval of the liquidation of the corporation.  If we sought and failed to obtain shareholder approval of our liquidation, our charter would not require us to list or liquidate and we could continue to operate as before. In such event, there will be no public market for Class A Common Shares and you may be required to hold the shares indefinitely. If we sought and obtained shareholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, we must meet the following criteria regarding our shareholders’ ownership of our shares:

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five or fewer individuals (as defined in the Code to include specified private foundations, employee benefit plans and trusts and charitable trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year, other than our first REIT taxable year; and

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100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

See the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other purposes, our charter provides (subject to certain exceptions) that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock.

Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT and has waived this ownership limit with respect to the Class B Common Shares held by New School Advisors, LLC and its Affiliates. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:

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result in any person owning, directly or indirectly, shares of our stock in excess of the foregoing ownership limitations;

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with respect to transfers only, result in our stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

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result in our being “closely held” within the meaning of Code Section 856(h) (regardless of whether the ownership interest is held during the last half of a taxable year);

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result in our owning, directly or indirectly, sufficient ownership interests in any tenant or subtenant that would result in income that would cause us to fail the gross income requirements of Code Section 856(c); or

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otherwise result in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) in our being “closely held” under Code Section 856(h), (iii) our owning (directly or indirectly) excessive ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as “Excess Securities.”  Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary.  Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities.

The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, exercise such right. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which has been paid to the intended transferee and is owed by the intended transferee to the trustee. We will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.

Any person who (i) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (ii) would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or intended transaction, 15 days’ written notice. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted (prospectively or retroactively) from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held.

Distribution Policy and Distributions

When we have sufficient cash flow available to pay distributions, we intend to pay regular distributions to our shareholders.  As of the date of this prospectus, we have no real estate investments.  We currently own no properties and have not identified any properties to acquire.  We will not make any real estate investments until we identify investment opportunities and raise sufficient capital pursuant to this offering to do so.  We cannot predict when we will begin to generate sufficient cash flow from these investments to pay distributions as a result of such investments; however, we expect that these will begin no later than the first calendar quarter after the calendar month in which we make our first real estate investment.

Distributions will be paid to our shareholders when and if authorized by our board of directors and declared by us out of legally available funds as of the daily record dates selected by our board of directors. We expect to declare and pay distributions on a regular basis beginning no later than the first calendar month after the calendar month in which we make our initial real estate investment unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so  Distributions will be authorized at the discretion of our board of directors, which will be influenced in part by its intention to comply with the REIT requirements of the Code.  We intend to make distributions sufficient to meet the annual distribution requirement and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so.  Each distribution will be accompanied by a notice which sets forth: (a) the record date; (b) the amount per share that will be distributed; (c) the equivalent annualized yield; and (d) the amount and percentage of the distributions paid from operations, offering proceeds and other sources. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

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the amount of time required for us to invest the funds received in the offering;

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our operating and interest expenses;

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the ability of tenants to meet their obligations under the leases associated with our properties;

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the amount of distributions or dividends received by us from our indirect real estate investments;

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our ability to keep our properties occupied;

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our ability to maintain or increase rental rates when renewing or replacing current leases;

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capital expenditures and reserves for such expenditures;

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the issuance of additional shares; and

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financings and refinancings.

We must annually distribute at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP) to our shareholders, determined without regard to the deduction for dividends paid and excluding any net capital gain, in order to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the “Material U.S. Federal Income Tax Considerations — General” section of this prospectus.  Our directors may authorize distributions in excess of this percentage as they deem appropriate.  Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital.

Shareholder Liability

Under Texas law, you will not be personally liable for any obligation of ours solely because you are a shareholder.  Under our charter, our shareholders are not personally liable for our debts or obligations and will not be subject to any personal liability in tort, contract or otherwise, to any person in connection with our property or affairs by reason of being a shareholder.

Notwithstanding these limitations, common law theories of "piercing the corporate veil" may be used to impose liability on shareholders in certain instances.  Also, to the extent that we conduct operations in another jurisdiction where the law of that jurisdiction (1) does not recognize the limitations of liability afforded by contract, Texas law or our charter, and (2) does not provide similar limitations of liability applicable to corporations, a third party could attempt, under limited circumstances, to assert a claim against our shareholders based upon our obligations.

All shares issued to stockholders shall be nonassessable.

Dilution

Prior to holders of Class A Common Shares receiving a 6% annual return as described above, holders of Class A Common Shares will receive all distributions and, in the event of a liquidation, be entitled to receive all amounts distributed. After achieving the 7% return but before receiving an 8% return, the holders of Class A Common Shares will receive 85% of all distributions and a similar amount in liquidation with holders of Class B Common Shares receiving 15%. After the holders of Class A Common Shares have received an 8% return, as defined, holders of Class A Common Shares will receive 75% of amount distributed and a similar percentage in the event of a liquidation, holders of Class B Common Shares receiving 25%

Holders of Class B Common Shares have contributed $205,000 in cash to the Company in consideration of the issuance of such shares.

Restrictions on Roll-up Transactions

See discussion below in “Summary of Our Organizational Documents — Restrictions on Certain Conversion Transactions and Roll-Ups.”

Summary of Our Organizational Documents

Each shareholder is bound by and deemed to have agreed to the terms of our organizational documents by virtue of the election to become a shareholder. Our organizational documents consist of our charter and bylaws. The following is a summary of material provisions of our organizational documents and does not purport to be complete. Our organizational documents are filed as exhibits to our registration statement of which this prospectus is part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Our Certificate of Formation was filed with and accepted by the Texas Secretary of State on October 27, 2010. On April 8, 2011 we filed our Amended and Restated Certificate of Formation. On April 20, 2011, we filed our Second Amended and Restated Certificate of Formation which filing must be ratified by our Independent Directors prior to the commencement of this offering. The bylaws, in their present form, became operative when our board of directors approved them as of April 20, 2011. Neither our charter nor bylaws has an expiration date, and therefore, both documents remain effective in their current form throughout our existence, unless they are amended.

Charter and Bylaw Provisions

The rights of shareholders and related matters are governed by our organizational documents and Texas law. Certain provisions of these documents or of relevant law, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our Class A Common Shares. See generally “Risk Factors — Risks Related to Our Organization and Structure.”

Shareholders’ Meetings and Voting Rights

Our charter requires us to hold an annual meeting of shareholders not less than thirty days after delivering our annual report to shareholders. The purpose of each annual meeting will be to elect directors and to transact any other business. The president, a majority of the directors or a majority of the independent directors also may call a special meeting of the shareholders. The secretary must call a special meeting when shareholders entitled to cast not less than 10% of all votes entitled to be cast at the meeting make a written request. The written request must state the purpose(s) of the meeting and the matters to be acted upon. The meeting will be held on a date not less than fifteen nor more than sixty days after the notice is sent, at the time and place specified in the notice.

Except as provided above, we will give notice of any annual or special meeting of shareholders not less than ten nor more than ninety days before the meeting. The notice must state the purpose of the meeting. At any meeting of the shareholders, each shareholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of shareholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of shareholders at which a quorum is present, will be sufficient to elect directors and a majority of votes cast will be sufficient to approve any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or our charter.

 Board of Directors

Under our organizational documents, from and after the commencement of the initial public offering, we must have at least three but not more than ten directors. A majority of these directors must be Independent Directors. A director may resign at any time and may be removed with or without cause by the affirmative vote of shareholders entitled to cast not less than a majority of the votes entitled to be cast generally in the election of directors. A vacancy on the board caused by the death, resignation or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled only by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum. Our charter and bylaws require our committees to be comprised of a majority of independent directors.

Persons who serve as directors must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director. Our charter provides that at least one of our Independent Directors must have three years of relevant real estate experience.

Texas law provides that any action required or permitted to be taken at a meeting of the board also may be taken without a meeting by written consent of all directors.

The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is generally necessary for us to do any of the following:

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amend our charter;

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sell all or substantially all of our assets other than in the ordinary course of business;

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engage in mergers or consolidations; or

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liquidate and dissolve.

Under our charter, our directors, our Advisor and any Affiliates thereof are generally prohibited from voting any shares they own on any proposal brought to shareholders seeking to remove our Advisor, the directors or any Affiliates thereof or to vote on any transaction between us and any of them. For these purposes, shares owned by our Advisor, the directors or any Affiliates thereof will not be included in the denominator to determine the number of votes needed to approve the matter.

A majority of the Directors or a majority of a duly authorized committee of the Board shall authorize the consideration to be paid for each Asset, ordinarily based on the fair market value of the Asset.  If a majority of the Independent Directors on the Board or such duly authorized committee determine, or if the Asset is acquired from the Advisor, a Director, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified Independent Appraiser selected by such Independent Directors.

Inspection of Books and Records; Shareholder Lists

Any shareholder or his or her designated representative will be permitted, at all reasonable times, to inspect and obtain copies of our records to which he or she is entitled under applicable law, subject to the limits contained in our charter. Specifically, the request cannot be made to secure a copy of our shareholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose other than in the interest of the applicant as a shareholder relative to the affairs of our company. We may require the shareholder requesting the shareholder list to represent that the shareholder list is not requested for a commercial purpose unrelated to the shareholder’s interest in us.

For example, a shareholder may, subject to the limits described above, in person or by agent during normal business hours, inspect and obtain copies of our books of account and our stock ledger. Any shareholder also may present to any officer or its resident agent a written request for a statement of our affairs or our shareholder list, an alphabetical list of names and addresses and telephone numbers of our shareholders along with the number of shares of stock held by each of them. Our shareholder list will be maintained and updated at least quarterly as part of our corporate documents and records and will be printed on white paper in a readily readable type size. A copy of the shareholder list will be mailed to the shareholder within ten days of the request.

We may impose, and require the shareholder to pay, a reasonable charge for expenses incurred in reproducing any of our corporate documents and records. If our Advisor or our directors neglect or refuse to produce or mail a copy of the shareholder list requested by a shareholder, then in accordance with applicable law and our charter, our Advisor and our directors will be liable to the shareholder for the costs, including reasonable attorneys’ fees, incurred by the shareholder in compelling production of the list and actual damages suffered by the shareholder because of the refusal or neglect. The remedies provided to shareholders requesting copies of the shareholder list are in addition to, and will not in any way limit, other remedies available to shareholders under federal law, or the laws of any state. As noted above, if the shareholder’s actual purpose is to sell the list or use it for a commercial purpose, we may refuse to supply the list.

Our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours.

Amendment of the Organizational Documents

Except for those amendments permitted to be made without shareholder approval, our charter may be amended, after approval by our board, by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Our bylaws may be amended in any manner not inconsistent with the charter by a majority vote of our directors present at the board meeting.

Dissolution or Termination of the Company

As a Texas corporation, we may be dissolved at any time after a determination by a majority of the entire board that dissolution is advisable and the approval of shareholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Our board will determine when, and if, to:

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have Class A Common Shares listed for trading on a national securities exchange, subject to satisfying existing listing requirements; and

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commence subsequent offerings of securities after completing this offering.

Our board anticipates undertaking causing the Class A Common Shares to either become listed on a National Exchange or authorized to trade in the over the counter market upon completion of this offering. If listing the Class A Common Shares is not feasible, our board may decide to:

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sell our assets individually including seeking shareholder approval if the action would constitute the sale of all or substantially all of our assets;

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continue our business and evaluate a listing of Class A Common Shares at a future date; or

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adopt a plan of liquidation.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of shareholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Restrictions on Certain Conversion Transactions and Roll-Ups

Our charter requires that some transactions involving an acquisition, merger, conversion or consolidation, either directly or indirectly, of us and the issuance of securities in a surviving entity, a Roll-Up Entity, must be approved by the holders of a majority of our then-outstanding Class A Common Shares.

A Roll-up transaction does not include: (1) a transaction involving our securities that have been listed on a national securities exchange for at least twelve months; or (2) a transaction involving our conversion to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

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shareholders’ voting rights;

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our term and existence;

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Sponsor or Advisor compensation; or

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our investment objectives.

In the event of a proposed Roll-up, an appraisal of all our assets must be obtained from a person with no material current or prior business or personal relationship with our Advisor or our directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold or own. The appraisal must be included in a prospectus used to offer the securities of the Roll-Up Entity and must be filed with the SEC and the state regulatory commissions as an exhibit to the registration statement for the offering of the Roll-up Entity’s shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The assets must be appraised in a consistent manner and the appraisal must:

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be based on an evaluation of all relevant information;

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indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up transaction; and

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assume an orderly liquidation of the assets over a twelve-month period.

The engagement agreement with the appraiser must clearly state that the engagement is for our benefit and the benefit of our shareholders. A summary of the independent appraisal, indicating all material assumptions underlying it, must be included in a report to the shareholders in the event of a proposed Roll-up.

We may not participate in any proposed Roll-up that would:

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result in the shareholders having less comprehensive voting rights than are provided in our charter;

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result in the Class A Common Shareholders having access to records that are more limited than those provided for in our charter;

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include provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up entity, except to the minimum extent necessary to preserve the tax status of the Roll-up entity;

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limit the ability of an investor to exercise its voting rights in the Roll-up entity on the basis of the number of the shares held by that investor; or

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place any of the costs of the transaction on us if the Roll-up is rejected by our shareholders.

However, with the prior approval of shareholders entitled to cast a majority of all votes entitled to be cast on the matter, we may participate in a proposed Roll-up if the shareholders would have rights and be subject to restrictions comparable to those contained in our charter.

Shareholders who vote “no” on the proposed Roll-up must have the choice of:

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accepting the securities of the Roll-up entity offered; or

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one of either:

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remaining as our shareholder and preserving their interests on the same terms and conditions as previously existed; or

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receiving cash in an amount equal to their pro rata share of the appraised value of our Net Assets.

These provisions, as well as others contained in our charter, bylaws and relevant law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our Class A Common Shares. See generally “Risk Factors — Risks Related to Our Organization and Structure.”

Limitation on Total Operating Expenses

In any fiscal year, our annual Total Operating Expenses may not exceed the greater of 2% of our Average Invested Assets or 25% of our Net Income for that year. For these purposes, items such as Organization And Offering Expenses, property expenses, interest payments, taxes, non-cash expenditures, any incentive fees, Acquisition Fees and Acquisition Expenses payable to our Advisor are excluded from the definition of Total Operating Expenses. Our Independent Directors will have a fiduciary responsibility to ensure that we do not exceed these limits. Our Independent Directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses, including, but not limited to, the occurrence of natural disasters, hurricanes, floods, tornadoes, special tax assessments or acts of terrorism. Any finding by our Independent Directors and the reasons supporting it must be recorded in the minutes of meetings of our directors. If at the end of any fiscal quarter, our total operating expenses for the twelve months then ended exceed these limits, we will disclose this in writing to the Stockholders within sixty days of the end of the fiscal quarter and explain the justification for exceeding the limit. If our Independent Directors do not believe that exceeding the limit was justified, our Advisor must reimburse us the amount by which the aggregate expenses exceed the limit.

Transactions With Affiliates

Our charter also restricts certain transactions between us and Sponsor, and its Affiliates including our Advisor and our directors as follows:

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Sales and Leases.  We may not purchase real estate assets from any of these parties unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable to us and the price for the real estate assets is no greater to us than the cost paid by these parties for the real estate assets, unless substantial justification for the excess exists and the excess is reasonable. In no event may the cost of any real estate asset exceed its appraised value at the time we acquire the real estate asset. We also may not sell assets to, or lease assets from any of these parties unless the sale or lease is approved by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable to us.

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Loans.  We may not make loans to any of these parties except as provided under “Restrictions on Investments” below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from any of these parties, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

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Investments.  We may not invest in joint ventures with any of these parties as a partner, unless a majority of our board of directors, including a majority of our Independent Directors, not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. We also may not invest in equity securities not traded on a national securities exchange or included for quotation on an inter-dealer quotation system unless a majority of our board of directors, including a majority of our Independent Directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable.

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Other Transactions.  All other transactions between us and any of these parties require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Restrictions on Borrowing

Our board will review, at least quarterly, the aggregate amount of our borrowings, both secured and unsecured, to ensure that the borrowings are reasonable in relation to our Net Assets. In general, the aggregate borrowings secured by all our assets will not exceed 300% of our total Net Assets as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our Independent Directors and disclosed to shareholders in our next quarterly report following such borrowing, along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. See the section entitled “Risk Factors — Risks Related to This Offering and Our Corporate Structure” in this prospectus for additional discussion regarding our borrowings.

Restrictions on Investments

The investment policies set forth below have been approved by a majority of our Independent Directors. Until such time as (a) our shares of Class A Common Shares are listed, and (b) our charter is amended, which requires approval of our shareholders, or we revise our investment policies, as applicable, we will not:

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borrow in excess of 300% of our total Net Assets as of the date of any borrowing; however, we may exceed the limit if approved by a majority of our Independent Directors and disclosed to shareholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments;

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acquire undeveloped land, develop new real estate, or substantially re-develop existing real estate with an aggregate value in excess of 10% of our the value of our total assets;

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make mortgage loans in transaction with our sponsor, Advisor, directors or their respective Affiliates unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

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make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by our board of directors, including a majority of our Independent Directors, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

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make an investment in a property or mortgage loan if the related Acquisition Fees and Acquisition Expenses are unreasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan, 6% of the funds advanced; provided that the investment may be made if a majority of our Independent Directors determines that the transaction is commercially competitive, fair and reasonable to us;

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invest in equity securities (including any preferred securities) not traded on a national securities exchange or included for quotation on an inter-dealer quotation system unless a majority of our Independent Directors approves such investment as being fair, competitive and commercially reasonable;

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invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

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issue equity securities on a deferred payment basis or other similar arrangement;

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issue debt securities in the absence of adequate cash flow to cover debt service;

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issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

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issue redeemable equity securities, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests;

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invest in indebtedness secured by a mortgage on real property which is subordinate to liens or other indebtedness of our Advisor, any director or any of our Affiliates;

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issue options or warrants to purchase shares to our Advisor, our directors or any of their Affiliates except on the same terms as such options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options;

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make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Our independent directors will review our investment policies at least annually to determine whether these policies are in the best interests of our shareholders. The board may make material changes to our investment policies only by amending our charter. Any amendment to our charter requires the affirmative vote of shareholders entitled to cast a majority of the votes entitled to be cast on the matter.

Material U.S. Federal Income Tax Considerations

The following discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our Class A Common Shares. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, entities treated as partnerships for U.S. federal income tax purposes and investors therein, trusts, financial institutions and broker-dealers and, except to the extent discussed below, tax-exempt organizations and Non-U.S. Stockholders, as defined below). No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our Class A Common Shares as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax Advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We intend to elect and qualify to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ending December 31, 2011. Furthermore, we intend to continue operating as a REIT; however, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Locke Lord Bissell & Liddell LLP has acted as our tax counsel in connection with the federal income tax portions of this registration statement.  Locke Lord Bissell & Liddell LLP is of the opinion that assuming that we timely file an election to be treated as a REIT and such election is not either revoked or intentionally terminated, commencing with our taxable year ending December 31, 2011, we have been organized in conformity with the requirements for qualification as a REIT under the Code and our actual method of operation through the date hereof will enable and, assuming that our election to be treated as a REIT is not either revoked or intentionally terminated, our proposed method of operation will continue to enable us to meet the requirements for qualification and taxation as a REIT under the Code. This opinion will be filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Locke Lord Bissell & Liddell LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Locke Lord Bissell & Liddell LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws.

Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

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without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

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excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;

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deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

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deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

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without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

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We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.

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If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore

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maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.

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We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.

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We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

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If we have net income from prohibited transactions such income would be subject to a 100% tax. See the section entitled “— REIT Qualification Tests — Prohibited Transactions” below.

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We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

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If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy any other provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders.

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If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary that do not reflect arm’s-length terms.

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The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a taxable REIT subsidiary will generally be subject to U.S. federal corporate income tax.

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We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our Class A Common Shares. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

The Code defines a REIT as a corporation, trust or association:

1.

that is managed by one or more trustees or directors;

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the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

3.

that would be taxable as a domestic corporation but for its qualification as a REIT;

4.

that is neither a financial institution nor an insurance company;

5.

that meets the gross income, asset and annual distribution requirements;

6.

the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

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generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

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that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

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that uses a calendar year for U.S. federal income tax purposes.

The first five conditions must be met during each taxable year for which REIT qualification is sought, while the sixth and seventh conditions do not have to be met until after the first taxable year for which a REIT election is made. We intend to adopt December 31 as our year end, thereby satisfying the last condition.

Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the stock, by vote or value, of an entity other than another REIT, the Code provides an exception for ownership of stock in a qualified REIT subsidiary and in a taxable REIT subsidiary. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT, and that it is not a taxable REIT subsidiary. For purposes of the Asset Tests and Gross Income Tests (each as defined below), all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax. Although we expect to hold most of our investments through our operating partnership, we may hold some investments through qualified REIT subsidiaries. A taxable REIT subsidiary is described in the section entitled “— 25% Asset Test” below. An entity taxed as a partnership is not subject to U.S. federal income tax, and instead allocates its tax attributes to its partners. The partners are subject to U.S. federal income tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner’s share of a partnership’s tax attributes generally is determined in accordance with the partnership agreement.

In satisfying the tests described above, we must meet, among others, the following requirements:

Share Ownership Tests.

The Class A Common Shares and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely held”, which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT qualification.

Our charter contains certain provisions intended to enable us to meet the sixth and seventh requirement above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock, as well as in certain other circumstances. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus. Each holder of our shares is required to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests

At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test

At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property), (2) shares in other qualifying REITs and (3) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test.”

We do not currently own interests in real properties but we intend to own such interests in the future. We anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described below.  In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test

Except as described below, the remaining 25% of our assets may generally be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

Two modifications apply to the 25% Asset Test for “qualified REIT subsidiaries” or “taxable REIT subsidiaries.” As discussed above, the stock of a qualified REIT subsidiary is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT and that is not a taxable REIT subsidiary. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to other taxes. Although we expect to hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. As described above, a qualified REIT subsidiary must be wholly owned by a REIT. Thus, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary.

Additionally, a REIT may own the stock of a taxable REIT subsidiary which is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. A corporation that is 35% owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. A taxable REIT subsidiary is subject to full corporate-level tax on its income. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide types of services without causing the REIT to receive or accrue some types of non-qualifying income. For purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT’s ownership of securities of a single issuer. However, no more than 25% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries. In addition to using independent contractors to provide services in connection with the operation of our properties, we also may use taxable REIT subsidiaries to carry out these functions.

We believe that our holdings of real estate assets and other securities will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. We may make real estate related debt investments, provided the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% REIT asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (2) $10 million; provided in either case that the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under Code Section 11, by (y) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Gross Income Tests

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

The 75% Gross Income Test

At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% Gross Income Test (and the 95% Gross Income Test described below) if such lease is respected as a true lease for U.S. federal income tax purposes (see — “Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a taxable REIT subsidiary. With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with our tax Advisors, are not usually or customarily rendered in connection with the rental of space.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rules described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. The taxable REIT subsidiaries will pay regular corporate tax rates on any income they earn. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test, provided in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Although the issue is not free from doubt, we may be required to treat a portion of the gross income derived from a mortgage loan that is acquired at a time when the fair market value of the real property securing the loan is less than the loan’s face amount and there are other assets securing the loan, as non-qualifying for the 75% gross income test even if our acquisition price for the loan (that is, the fair market value of the loan) is less than the value of the real property securing the loan.

The 95% Gross Income Test

In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources which satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences. However, we may establish a taxable REIT subsidiary in order to engage on a limited basis in acquiring and promptly reselling short and medium term net lease assets for immediate gain. The gross income generated by our taxable REIT subsidiary would not be included in our gross income. However, any dividends from our taxable REIT subsidiary to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (1) the failure was due to reasonable cause and not due to willful neglect, (2) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (3) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

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“residual interests” in REMICs or taxable mortgage pools;

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loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

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loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

Failure to Qualify

If we fail to qualify, for U.S. federal income tax purposes, as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions

As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

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is a real estate asset under the 75% Asset Test;

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generally has been held for at least two years;

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has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

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in some cases, was held for production of rental income for at least two years;

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in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

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when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we will eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Characterization of Property Leases

We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for U.S. federal income tax purposes. If, however, the IRS were to recharacterize our leases as service contracts or partnership agreements, rather than true leases, or disregarded altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and would not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we might not be able to satisfy either the 75% or 95% gross income tests and, as a result, could lose our REIT qualification.

Taxation of U.S. Stockholders

Taxation of Taxable U.S. Stockholders

As long as we qualify as a REIT, distributions paid to our U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends, or for taxable years beginning before January 1, 2013 unless otherwise extended by new legislation, qualified dividend income) will be ordinary income. Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

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an individual citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U. S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our Class A Common Shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our Class A Common Shares should consult its own tax Advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his or her Class A Common Shares by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the stockholder’s gain on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, for taxable years beginning before January 1, 2013, unless otherwise extended by new legislation, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain, provided that the U.S. Stockholder has held the Class A Common Shares with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such Class A Common Shares became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

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the qualified dividend income received by us during such taxable year from C corporations (including any taxable REIT subsidiaries);

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the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

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the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation, such as any taxable REIT subsidiaries, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends-received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 10% for a REIT’s taxable years ending on or before December 31, 2011) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

In general, the sale of our Class A Common Shares held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the Class A Common Shares sold. However, any loss from a sale or exchange of Class A Common Shares by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

For taxable years beginning before January 1, 2013, unless otherwise extended by new legislation, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares was reduced to 15%. Absent new legislation, the maximum tax rate applicable to individuals and certain noncorporate taxpayers on net capital gains will be 20% thereafter. The maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, as discussed above, this reduced tax rate will not apply to dividends paid by us.

Newly enacted legislation requires certain U.S. Stockholders who are individuals, estates or trusts to pay a 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares of stock for taxable years beginning after December 31, 2012. U.S. Stockholders should consult their tax Advisors regarding the effect, if any, of this legislation on their ownership and disposition of shares of our Class A Common Shares.

Taxation of Tax-Exempt Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) or (20)), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be “closely-held” (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI.  Because of the restrictions in our charter regarding the ownership concentration of our Class A Common Shares, we believe that a tax-exempt pension trust should not become subject to these rules.  However, since our Class A Common Shares may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax Advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Backup Withholding and Information Reporting

We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our Class A Common Shares received by U.S. Stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect to any amounts withheld.

Taxation of Non-U.S. Stockholders

General

The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax Advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions — In General

Distributions paid by us that are not attributable to gain from our sales or exchanges of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in the common shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sale of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property

Distributions that are attributable to gain from our sales or exchanges of U.S. real property interests will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (2) the Non-U.S. Stockholder does not own more than 5% of the class of stock at any time during the one year period ending on the date of such distribution.  However, it is not anticipated that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore this exception is not expected to apply.

U.S. Federal Income Tax Withholding on Distributions

For U.S. federal income tax withholding purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (1) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate) or (2) claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares

Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that: (1) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3) (A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) our common shares are “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 5% of our outstanding common shares at any time during the five-year period ending on the date of the sale.

We cannot assure you that we will qualify as “domestically controlled”. If we were not domestically controlled, a Non-U.S. Stockholder’s sale of common shares would be subject to tax, unless the common shares were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during the five-year period ending on the date of sale more than 5% in value of our common shares.  However, it is not anticipated that our common shares will be regularly traded on an established securities market.  If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of Class A Common Shares are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of Class A Common Shares paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax Advisors and financial planners concerning these rules.

Legislation that was signed into law by President Obama on March 18, 2010, generally imposes, effective for payments made after December 31, 2012, a withholding tax of 30% on dividends from, and the gross proceeds of a disposition of, Class A Common Shares paid to certain foreign entities unless various information reporting requirements are satisfied. Such withholding tax will generally apply to non-U.S. financial institutions, which is generally defined for this purpose as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) is engaged in the business of holding financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Non-U.S. Stockholders are encouraged to consult their tax Advisors regarding the implications of this legislation on their investment in our Class A Common Shares.

Other Tax Considerations

State, Local and Foreign Taxes

We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax Advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in the common shares.

Legislative Proposals

You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your Advisors concerning the status of legislative proposals that may pertain to a purchase of our common shares.

Investment By Tax-Exempt Entities and ERISA Considerations

General

The following is a summary of certain additional considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Code Section 403(a) or (b), an individual retirement account or annuity described in Code Sections 408 or 408A, an Archer MSA described in Code Section 220(d), a health savings account described in Code Section 223(d), or a Coverdell education savings account described in Code Section 530, which are referred to in this section as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Plan or IRA investor. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA. While each of the ERISA and Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation. This discussion should not be considered legal advice and prospective investors are required to consult their own legal Advisors on these matters.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

1.

whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

2.

whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

3.

whether the investment will result in UBTI to the Plan or IRA (see the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Taxation of Tax-Exempt Stockholders” in this prospectus);

4.

whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

5.

the need to value the assets of the Plan or IRA annually or more frequently; and

6.

whether the investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this could require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See the section entitled “Risk Factors — Federal Income Tax Risks” in this prospectus. The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See the section entitled “Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There also may be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until 18 months after the completion of any subsequent offerings of our shares, if any, (excluding offerings under any distribution reinvestment plan), we intend to use the offering price of shares in our most recent offering as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties prior to the date of determination of the per share value, in which case we will use the offering price less the per share amount of the special distribution). Beginning 18 months after the completion of the last offering of our shares, our board of directors will determine the value of the properties and our other assets based on such information as our board determines appropriate, which may or may not include independent valuations of our properties or of our enterprise as a whole.

If our Class A Common Shares are not trading on a national exchange or in the over-the-counter market, we anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•

the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

•

our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

•

that the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan has duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Code. ERISA also requires generally that the assets of Plans be held in trust.

If our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our Affiliates might be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our Affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our Affiliates as Plan fiduciaries with respect to investments made by us.

Plan Assets — Definition

After the passage of the Pension Protection Act of 2006, or the PPA, Section 3(42) of ERISA defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified or deemed to be modified by the express provisions included in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute “plan assets.” Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment generally will be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule.

Generally, the exceptions require that the investment in the entity be one of the following:

•

in securities issued by an investment company registered under the Investment Company Act;

•

in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•

in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•

in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met.

Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held”, the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for U.S. federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company but including a real estate operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct”, it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for U.S. federal income tax purposes. We have structured ourselves in a manner that may enable us to meet the venture capital operating company exception and our operating partnership to meet the real estate operating company exception.

Notwithstanding the foregoing, 50% of our operating partnership’s investments must be in real estate over which it maintains the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including Affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the fact that we expect to focus on investigating freestanding single-tenant properties net leased to investment grade or other credit worthy tenants, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “venture capital operating company” and “real estate operating company” exceptions.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Code Section 4975 applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. If we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

If our underlying assets were treated by the Department of Labor as “plan assets,” our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of “plan assets” with other property.

If our management or Affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA and/or the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our Affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving “plan assets” with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, “plan assets.” The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and certain other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold “plan assets,” our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold “plan assets,” if we or our Affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, potentially resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in non-exempt prohibited transactions. Fiduciaries of a Plan that allow a non-exempt prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a non-exempt prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the non-exempt prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost.

Reporting

Based on certain revisions to the Form 5500 Annual Return, or Form 5500, that generally became effective on January 1, 2009, benefit plan investors may be required to report certain compensation paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500. To the extent any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions (other than compensation for which there is no formula used to calculate or determine compensation or an actual amount stated) are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to the Form 5500.

Reports to Stockholders

Our Advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

The Advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

•

audited financial statements prepared in accordance with SEC rules and regulations governing the preparation of financial statements;

•

if applicable, the ratio of the costs of raising capital during the period to the capital raised;

•

the aggregate amount of Advisory fees and the aggregate amount of fees paid to the Advisor and any affiliate of the Advisor, including fees or charges paid to our Advisor and to any affiliate of our Advisor by third parties doing business with us;

•

our total operating expenses, stated as a percentage of the Average Invested Assets and as a percentage of net income for the most recently completed fiscal year;

•

a report from the independent directors that the policies, objectives and strategies we follow are in the best interests of our stockholders and the basis for such determination; and

•

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, our Advisor, our sponsor and any of their Affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

At the same time as any distribution, we will file a Form 8-K or other appropriate form or report with the SEC or otherwise provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons for why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution. We will include in our stockholders’ account statements an estimated value of our shares that will comply with the requirements of NASD Rule 2340.

Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

•

the location and a description of the general character of the property acquired during the quarter;

•

the present or proposed use of the property and its suitability and adequacy for that use;

•

the terms of any material leases affecting the property;

•

the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, “due-on-sale” or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

•

a statement that title insurance has been or will be obtained on the property acquired.

In addition, while this offering is pending, if we believe that a reasonable probability exists that we will acquire a property or group of properties, this prospectus will be supplemented to disclose the probability of acquiring such property or group of properties. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. Note that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

If our Class A Common Shares are not trading on a national exchange or in the over-the-counter market we anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the then public offering price per share. If no public offering is ongoing, and until we list the shares of our Class A Common Shares on a national securities exchange, no later than 18 months after the closing of the offering, we will provide a statement that will report an estimated value of each share, based on (i) appraisal updates performed by us based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property, (ii) and a review of the outstanding loans and other investments, focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each loan. We may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither we nor our Affiliates thereby make any warranty, guarantee or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per share or (ii) our stockholders will realize the estimated net asset value if they attempt to sell their shares.

The accountants we regularly retain will prepare our U.S. federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between GAAP and our income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information (including a Form 1099) to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price(s), and number of shares owned, as well as the dates and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment plan. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

We may deliver to the stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by e-mail or by any other means.

Stock Option, Distribution Reinvestment and Stock Repurchase Plans

There are currently no plans for any stock option, distribution reinvestment or stock repurchase plans.

The board may, however, establish, from time to time, a program or programs by which the Company voluntarily repurchases shares from its Stockholders; provided, however, that such repurchase does not impair the capital or operation of the Company. Also, the Board may establish, from time to time, a distribution reinvestment plan or plans.

Plan of Distribution

The Offering

We are offering a maximum of 4,000,000 shares of our Class A Common Shares to the public through ______________, our dealer manager, an unaffiliated registered broker-dealer.

Our board of directors has arbitrarily determined the selling price of the shares, consistent with comparable real estate investment programs in the market, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

The shares are being offered on a “best efforts” basis, which means generally that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. The offering of shares of our Class A Common Shares will terminate on or before _________, 2013, which is two years after the effective date of this offering. If we have not sold all the shares within two years, we may continue the primary offering for an additional year until _______, 2014. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. At the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. We reserve the right to terminate this offering at any time prior to the stated termination date.

Dealer Manager and Compensation We Will Pay for the Sale of Our Shares

_______________, our dealer manager, is not affiliated with our Advisor or the Company.

Except as provided below, our dealer manager will receive selling commissions of 6.0% of the gross offering proceeds. The dealer manager also will receive a dealer manager fee in the amount of 2.0% of the gross offering proceeds as compensation for acting as the dealer manager. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. All or a portion of the 2.0% dealer manager fee may be reallowed to participating broker-dealers for non-accountable due diligence fees. _______________ anticipates, based on its past experience, that, on average, it will reallow 0.5% of the dealer manager fee to participating broker-dealers for due diligence fees. _______________ will reallow all selling commissions to participating broker-dealers.

The dealer manager does not intend to be a market maker and so will not execute trades for selling stockholders. Set forth below is a table indicating the estimated dealer manager compensation and expenses that will be paid in connection with the offering.

Primary Offering:	Per Share	Total Maximum
Price to Public	$ 10.00	$ 40,000,000
Selling commissions	$ 0.60	$ 2,400,000
Dealer Manager fees	$ 0.20	$ 800,000
Organizational & Offering Expense Reimbursement to Advisor	$ 0.20	$ 800,000
Proceeds to New School Properties, Inc.	$ 9.00	$ 36,000,000

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment Advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their units shares down to zero (i) if the investor has engaged the services of a registered investment Advisor or other financial Advisor who will be paid compensation for investment Advisory services or other financial or investment advice or (ii) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. Neither our dealer manager nor its Affiliates will directly or indirectly compensate any person engaged as an investment Advisor or a bank trust department by a potential investor as an inducement for such investment Advisor or bank trust department to advise favorably for an investment in our shares.

We or our Affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, a gift certificate (provided it cannot be redeemed for cash) or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment Advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In addition to the compensation described above, our sponsor may pay certain costs associated with the sale and distribution of our shares. We will not reimburse our sponsor for such payments. Nonetheless, such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table above sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

We will not pay selling commissions in connection with the following special sales:

•

the sale of Class A Common Shares in connection with the performance of services to our employees, directors and associates and our Affiliates, our Advisor, Affiliates of our Advisor, the dealer manager or their respective officers and employees and some of their Affiliates;

•

the sale of our Class A Common Shares to one or more soliciting dealers and to their respective officers and employees and some of their respective Affiliates who request and are entitled to purchase Class A Common Shares net of selling commissions.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such Advisor to advise you to purchase our Class A Common Shares; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the Class A Common Shares.

To the extent necessary to comply with FINRA rules, we will provide, on an annual basis, a per-share estimated value of our Class A Common Shares, the method by which we developed such value and the date of the data we used to estimate such value.

In no event will the amount we pay to FINRA members exceed FINRA’s 10% cap. All amounts deemed to be “underwriting compensation” by FINRA will be subject to FINRA’s 10% cap.

Also, our dealer manager will repay to the company any excess amounts received over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.

Shares Purchased by Affiliates

Our executive officers and directors, as well as officers and employees of New School Advisors, LLC and their family members (including spouses, parents, grandparents, children and siblings) or other Affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares shall be $9.20 per share, reflecting the fact that selling commissions in the amount of $0.60 per share and a dealer manager fee in the amount of $0.20 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other Affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by New School Advisors, LLC or its Affiliates will not be entitled to vote on any matter presented to the stockholders for a vote relating to the removal of our directors or New School Advisors, LLC as our Advisor or any transaction between us and any of our directors, New School Advisors, LLC or any of their respective Affiliates. With the exception of the 20,500 shares of Class B Class A Common Shares initially sold to New School Advisors, LLC in connection with our organization, no director, officer or Advisor or any affiliate may own more than 9.8% in value or number of our outstanding Class A Common Shares.

Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Appendix C. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.

By executing the subscription agreement, you will attest, among other things, that you:

•

have received the final prospectus;

•

agree to be bound by the terms of our charter;

•

meet the minimum income and net worth requirements described in this prospectus;

•

are purchasing the shares for your own account;

•

acknowledge that there is no public market for our shares; and

•

are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it.

Investments by IRAs and Certain Qualified Plans

_______ has agreed to act as an IRA custodian for investors of our Class A Common Shares who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We may pay the fees related to the establishment of investor accounts with     , and we also may pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter,     has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least the minimum offering of 100,000 shares of our Class A Common Shares have been received and accepted by us. Any shares purchased by our Advisor or its Affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold, with appropriate safety of principal. Subscribers may not withdraw funds from the escrow account.

If subscriptions for at least the minimum offering have not been received and accepted by _________, 2012, which is one year after the effective date of this offering, our escrow agent will promptly so notify us, this offering will be terminated and your funds and subscription agreement will be returned to you within ten days after the date of such termination. Interest will accrue on funds in the escrow account as applicable to the short-

term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period, subject to withholding for taxes pursuant to applicable Treasury Regulations. We will bear all expenses of the escrow and, as such, any interest to be paid to any subscriber will not be reduced for such expense.

Litigation and Legal Matters

We are not subject to any material pending legal proceedings.

Robert A. Forrester, Esq. Richardson, TX will pass upon the legality of the Class A Common Shares and securities matters. Locke Lord Bissell & Liddell LLP, will pass upon the legal matters in connection with our status as a REIT for U.S. federal income tax purposes.  Neither Mr. Forrester nor Locke Lord Bissell & Liddell LLP purports to represent our stockholders or potential investors, who should consult their own counsel. Mr. Forrester, Esq. also provides legal services to New School Advisors, LLC, our Advisor and its Affiliates.

Sales Material

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, New School Advisors, LLC, our Advisor, and its Affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

How to Subscribe

Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this prospectus may purchase shares of Class A Common Shares. If you want to purchase shares, you must proceed as follows:

1)

Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

2)

Complete the execution copy of the applicable subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, for new and current investors is included in this prospectus as Appendix A

3)

Deliver a check to New School Advisors Trust, Inc., c/o _______, for the full purchase price of the shares being subscribed for, payable to “New School Advisors Trust, Inc.” along with the completed subscription agreement. For custodial accounts (such as are commonly used for individual retirement accounts) send the completed subscription agreement and check to your custodian who will forward to _______. Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

4)

By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

Definitions

The following terms are used throughout this prospectus as defined below.

"ACQUISITION EXPENSES" means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums.

"ACQUISITION FEE" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgages or the purchase, development or construction of a Property, including real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature.  Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

"ADVISOR" or "ADVISORS" means the Person or Persons, if any, appointed, employed or contracted with by the Company responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts all or substantially all of such functions.

"ADVISORY AGREEMENT" means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.

"AFFILIATE" or "AFFILIATED" means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person, ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

"AVERAGE INVESTED ASSETS" means, for a specified period, the average of the aggregate book value of the Assets invested, directly or indirectly in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

"COMPETITIVE REAL ESTATE COMMISSION" means a real estate or brokerage commission paid for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

"CONSTRUCTION FEE" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitations on a Property.

"CONTRACT PURCHASE PRICE" means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Property or the amount of funds advanced with respect to a Mortgage, or the amount actually paid or allocated in respect of the purchase of other Assets, in each case exclusive of Acquisition Fees and Acquisition Expenses, but in each case including any indebtedness assumed or incurred in respect of such Property.

"DEVELOPMENT FEE" means a fee for the packaging of a Property or Mortgage, including the negotiation and approval of plans and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

"DIRECTOR" means a director of the Company.

"INDEPENDENT APPRAISER" means a Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property or of other Assets of the type held by the Company.  Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of being engaged to a substantial extent in the business of rendering opinions as to the value of Real Property.

"INDEPENDENT DIRECTOR" means a Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three REITs organized by the Sponsor or advised by the Advisor or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates.  A business or professional relationship is considered "material" per se if the aggregate gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds five percent (5%) of either the Director's annual gross revenue, derived from all sources, during either of the last two years or the Director's net worth on a fair market value basis.  An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director's spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.

"NASAA REIT GUIDELINES" means the Statement of Policy Regarding Real Estate Investment Trusts as revised and adopted by the North American Securities Administrators Association on May 7, 2007.

"NET ASSETS" means the total Assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated at least quarterly by the Company on a basis consistently applied.

"NET INCOME" means, for any period, the Company's total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and, for purposes of calculating Total Operating Expenses for purposes of Section 8.10, excluding any gain from the sale of the Assets.

"ORGANIZATION AND OFFERING EXPENSES" means any and all costs and expenses incurred by and to be paid from the assets of the Company in connection with the formation, qualification and registration of the Company, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories and experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees and accountants' and attorneys' fees.

"ROLL-UP ENTITY" means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

"ROLL-UP TRANSACTION" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity.  Such term does not include:

(a)

a transaction involving securities of the Company that have been for at least twelve (12) months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

(b)

a transaction involving the conversion to corporate, trust or association form of only the Company, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)

the voting rights of the Stockholders;

(ii)

the term of existence of the Company;

(iii)

Sponsor or Advisor compensation; or

(iv)

the Company's investment objectives.

"SHARES" means shares of beneficial interest or of common stock of the Company of any class or series that has the right to elect the Directors of the Company.

"SPONSOR" means any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Company, (ii) will control, manage or participate in the management of the Company, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the Company, either alone or in conjunction with one (1) or more other Persons, (iv) receives a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Company, (vi) possesses significant rights to control Properties, (vii) receives fees for providing services to the Company which are paid on a basis that is not customary in the industry or (viii) provides goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.  The term "Sponsor" shall not include a Person whose only relationship with the Company is that of an independent property manager and whose only compensation is as such or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

"STOCKHOLDERS" means the holders of record of the Class A Common Shares, Class B Common Shares or Preferred Shares of the Company as maintained in the books and records of the Company or its transfer agent.

"TOTAL OPERATING EXPENSES" means all costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, that are in any way related to the operation of the Company or to Company business, including advisory fees, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA REIT Guidelines, (vi) Acquisition Fees and Acquisition Expenses, (vii) real estate commissions on the Sale of Properties, and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Experts

The audited consolidated financial statements and financial statement schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of M&K CPAS, PLLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

Where You Can Find Additional Information

We have filed a registration statement on Form S-11 with the SEC in connection with this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

New School Properties, Inc.

5646 Milton Street Suite #888

Dallas, TX 75206

(214) 234-0696

One of our Affiliates maintains an Internet site at ___________.com, at which there is additional information about us. The contents of the site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC, any of which may be inspected and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov. The SEC maintains a web site that contains reports, proxies, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is http://www.sec.gov.

New School Properties, Inc.

(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

New School Properties, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of New School Properties, Inc. (a development stage company) as of December 31, 2010, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from October 27, 2010 (inception) through December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New School Properties, Inc. as of December 31, 2010, and the results of its operations, and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated any income from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

April 18, 2011

New School Properties, Inc.

(A Development Stage Company)

Balance Sheet

As of December 31, 2010

December 31, 2010
Assets
Current Assets:
Cash	$ 204,855
Total Current Assets	204,855
Total Assets	$ 204,855

Liabilities and Stockholder’s Equity
Liabilities
Accounts Payable	$ -
Total Current Liabilities	-

Commitments and Contingencies	-

Stockholder’s Equity
Class A Common Stock, 20,000,000 shares authorized, $0.001 par value, 12,500 shares issued and outstanding as of December 31, 2010	13
Class B Common Stock, 20,000,000 shares authorized, $0.001 par value, 20,500 shares issued and outstanding as of December 31, 2010	21
Preferred Stock, 20,000,000 shares authorized, $0.00 par value, no shares issued and outstanding as of December 31, 2010	-
Additional Paid-In Capital	204,966
Accumulated Deficit during the development stage	(145)
Total Stockholder’s Equity	204,855

Total Liabilities and Stockholder’s Equity	$ 204,855

The accompanying notes are an integral part of these financial statements.

New School Properties, Inc.

(A Development Stage Company)

Statement of Operations

For the Period from October 27, 2010 (Inception)

Through December 31, 2010

For the period from October 27, 2010 (inception) through December 31, 2010
Revenues:
Total Revenues	$ -

Operating Expenses	145
Total Expenses	145
Loss from Operations	(145)

Other Income:
Total Other Income	-

Net Loss	$ (145)

Net Loss per Common Share – Basic and Diluted	$ (0.01)

Weighted Average Number of Shares Outstanding	12,500

The accompanying notes are an integral part of these financial statements.

New School Properties, Inc.

(A Development Stage Company)

Statement of Stockholders' Equity

For the Period from October 27, 2010 (Inception)

Through December 31, 2010

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Shareholder’s Equity
	Shares	Amount	Shares	Amount
Edward J. Devereaux (founder shares)	5,000	5	-	-	(5)	-	-
James D. Boston (founder shares)	5,000	5	-	-	(5)	-	-
Robert A. Forrester (founder shares)	2,500	3	-	-	(3)	-	-
New School Advisors, LLC	-	-	20,500	21	204,979	-	205,000
Net Loss	-	-	-	-	-	(145)	(145)
Balance at December 31, 2010	12,500	$ 13	20,500	$ 21	$ 204,966	$ (145)	$ 204,855

The accompanying notes are an integral part of these financial statements.

New School Properties, Inc.

(A Development Stage Company)

Statement of Cash Flows

For the Period from October 27, 2010 (Inception)

Through December 31, 2010

For the period from October 27, 2010 (inception) through December 31, 2010
Operating Activities

Net Loss	$ (145)
Net Cash provided by operating activities	(145)

Financing activities
Proceeds from sale of shares to shareholder	205,000
Net cash provided by financing activities	205,000

Net increase in cash	204,855
Cash at beginning of the period	-
Cash at the end of the period	$ 204,855

Supplemental Disclosures:
Interest Paid	$ -
Income Taxes Paid	$ -
Non-Cash Transaction, Founder’s Shares	$ 13

The accompanying notes are an integral part of these financial statements.

New School Properties, Inc.

(A Development Stage Company)

Notes to Financial Statements

1.	Summary of Significant Accounting Policies

Organization and business activities

New School Properties, Inc. (the “Company”) was incorporated on October 27, 2010, in the state of Texas, to  acquire, renovate, develop, own, lease and manage interests in residential and commercial real estate properties located near educational centers, primarily college and university campuses. Our primary focus will be student housing properties and secondarily, retail and commercial properties that serve or compliment the educational center community.  As of December 31, 2010, the Company is considered to be a de novo corporation.

Basis of Presentation

The accompanying financial statements as of December 31, 2010, and for the period ended December 31, 2010; include all transactions occurring during the period from the Company’s incorporation to its fiscal year end.  These financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”).  References to GAAP are done using the Financial Accounting Standards Board (“FASB”) Accounting Standard CodificationTM (“ASC” or “Codification”) 105, Generally Accepted Accounting Principles (“ASC 105”).

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  There were no cash equivalents as of December 31, 2010.

Development Stage Company

The Company complies with ASC 915 Development Stage Entities and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment in accordance ASC 360 Property, Plant Equipment – Impairment or Disposal of Long Lived Assets (“ASC 360”). Under ASC 360, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.

Fair Value of Financial Instruments

Financial instruments, including cash, receivables, accounts payable, and notes payable are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with market rates.  No adjustments have been made in the current period.

New School Properties, Inc.

(A Development Stage Company)

Notes to Financial Statements (continued)

Basic and Diluted Net Loss per Common Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Stock Based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

The Company did not grant any stock options or warrants during the period ended December 31, 2010.

Recent Accounting Pronouncements

FASB ASC 105-10, Generally Accepted Accounting, which establishes general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC 105-10 is effective for interim or annual financial periods ending after June 15, 2009. The adoption of FASB ASC 105-10 did not have a material effect on the company’s financial position or results of operations. The Company evaluates subsequent events through the date the accompanying financial statements were issued.

FASB ASC 105-10-65, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, establishes the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP. The Codification is effective for interim and annual periods ending after September 15, 2009. The adoption of FASB ASC 105-10-65 did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 (Subsequent Events). ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued. ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

2.	Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has not begun operations and has not generated any income to date. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management intends to finance operations by combining the net proceeds of its initial public offering with mortgage debt on its properties which in the aggregate will not exceed 60% of the value of its portfolio of properties.

New School Properties, Inc.

(A Development Stage Company)

Notes to Financial Statements (continued)

3.	Common Stock

New School Properties, Inc. issued 12,500 shares of Class A Common Stock (founders’ shares) on October 27, 2010 to unaffiliated third parties who have provided professional services to the Company.

New School Advisors, LLC purchased 20,500 shares of Class B Common Stock for a total proceed of $205,000 on October 27, 2010.

4.	Commitments and Contingencies

As December 31, 2010, the Company did not have any commitments or contingencies.  The Company is a newly-formed company.

5.	Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

As of December 31, 2010, the Company had net operating loss carry forwards of $145 that may be available to reduce future years’ taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2010:

Year Ended
December 31, 2010
Deferred Tax Assets:
Net Operating loss carry forward	$ 51
Total deferred tax assets	51
Less: valuation allowance	(51)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of December 31, 2010 was $51. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2010.

New School Properties, Inc.

(A Development Stage Company)

Notes to Financial Statements (continued)

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2010:

2010
Federal and State statutory rate	35%
Change in valuation allowance on deferred tax assets	(35%)
Effective tax rate	-

6.  Related Party Transactions

The business of the Company is managed by New School Advisors, LLC. (the “Advisor”), under the terms of the Advisory agreement dated February 1, 2011.  The Advisor purchased 20,500 shares of Class B Common Stock on October 27, 2010 for $205,000.  There were no other related party transactions during the period ended December 31, 2010.

7.	Subsequent Events

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through the date of available issuance of the financial statements. During this period, the Company did not have any material recognizable subsequent events.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. Other Expenses of Issuance and Distribution.

The expenses payable in connection with the issuance and distribution of the securities being registered are estimated on the maximum offering amount of $40,000,000 to be as follows:

SEC Registration Fee	$ 4,644
FINRA Registration Fee	$ 40,500
Blue Sky Registration Fees	$ 40,856
Printing and EDGAR Expenses	$ 50,000
Accounting Fees and Expenses	$ 104,000
Legal Fees and Expenses	$ 165,000
Advertising and Sales (including Postage Expenses)	$ 100,000
Sales Literature	$ 100,000
Due Diligence	$ 75,000
Sales Seminars	$ 20,000
Training and Educational Meetings	$ 100,000
Total	$ 800,000

ITEM 32. Sales to Special Parties.

Inapplicable

ITEM 33. Recent Sales of Unregistered Securities.

In connection with the formation of the Company in October 2010, the Company issued 20,500 shares of Class B Common Shares to New School Advisors LLP for $205,000 cash. In the first quarter of 2011, the Company issued to three individuals 12,500 shares of Series A Common Shares.

Each of these transactions was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof as transactions not involving a public offering.

ITEM 34. Indemnification of Directors and Officers.

According to Article XII of the Company’s Second Amended and Restated Certificate of Formation, no Director of the Company shall be liable to the Company or its Stockholders for monetary damages for an act or omission in the capacity of a Director as a Director, except for liability of a Director for (i) a breach of the duty of loyalty of a Director to the Company or its Stockholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the Directors to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the office of a Director, or (iv) an act or omission for which the liability of a Director is expressly provided for by an applicable statute.  If the Texas Business Organizations Code or other applicable law is amended to authorize corporate action further eliminating or limiting the liability of Directors, then the liability of a Director of the Company shall be eliminated or limited to the fullest extent permitted by the Texas Business Organizations Code or other applicable law, as so amended.

The Company’s Amended and Restated Certificate of Formation also provides that each person who is or was or who agrees to become a Director or officer of the Company, or each person who, while a Director or officer of the Company, is or was serving or who agrees to serve, at the request of the Company, as a manager, director, officer, partner, joint venturer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Company, and shall be entitled to have paid on his behalf or be reimbursed for reasonable expenses in advance of final disposition of a proceeding to the full extent permitted from time to time by the Texas Business Organizations Code  as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) or any other applicable laws presently or hereafter in effect. The Company shall have the power, with the approval of the Board Directors, to provide such indemnification and advancement of expenses to any employee or agent of the Company.  Without limiting the generality or the effect of the foregoing, the Company may, in certain circumstances, enter into one or more agreements with any person which provide for indemnification greater or different than that described in this paragraph.

Notwithstanding the forgoing, the Company shall not provide for indemnification of a Director, the Advisor or any Affiliate of the Advisor (the "Indemnitee") for any liability or loss suffered by any of them and the Company shall not provide that an Indemnitee be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i)

The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.

(ii)

The Indemnitee was acting on behalf of or performing services for the Company.

(iii)

Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(iv)

Such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

Furthermore, notwithstanding anything to the contrary, the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless one (1) or more of the following conditions are met:  (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

The Company may pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if:  (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides the Company with a written affirmation of the Indemnitee's good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Company as authorized as described above, (iii) the proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (iv) the Indemnitee provides the Company with a written undertaking to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or controlling individuals or entities of the Company pursuant to any provisions described in this Prospectus, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling individual or entity of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling individual or entity in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 35. Treatment of Proceeds from Stock Being Registered.

Inapplicable.

ITEM 36. Financial Statements and Exhibits.

(a) Financial Statement Included in the Prospectus:

New School Properties, Inc.

o

-Report of Independent Registered Public Accounting Firm

▪

Balance Sheet as of December 31, 2010

▪

Statement of Operations for the period from October 27, 2010 (inception)       through December 31, 2010

▪

Statement of Stockholders’ Equity for the period from October 27, 2010 (inception) through December 31, 2010

▪

Statement of Cash Flows for the period from October 27, 2010 (inception) through December 31, 2010

(b) Exhibits:

Exhibit No.	Description
1.1(2)	Form of Dealer Manager Agreement
1.2(2)	Form of Soliciting Dealer Agreement
3.1(1)	Form of Second Amended and Restated Certificate of Formation of the Company
3.2(1)	By-Laws of the Company
5.1(1)	Opinion of Robert A. Forrester as to the Legality of the Securities Being Registered
8.1(1)	Opinion of Locke, Lord Bissell & Lidell on Certain Tax Matters
10.1(2)	Escrow Agreement
10.2(1)	Advisory Agreement with New School Advisors, LLC
23.1(1)	Consent of Robert A. Forrester (included in Exhibit 5.1 to this Registration Agreement)
23.2(1)	Consent of Lock Lord Bissell & Lidell, L.L.P. (included in Exhibit 8.1 to this Registration Agreement)
23.3(1)	Consent of M&K CPAs, PLLC

(1) Filed herewith

(2) To be filed by amendment

ITEM 37. Undertaking.

(a) The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”); (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Company undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Company undertakes to send to each Shareholder, at least on an annual basis, a detailed statement of any transactions with the Company’s Directors or their Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Company’s Directors or their Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d) The Company undertakes to provide to each Shareholder the financial statements required by Form 10-K for the first full fiscal year of the Company’s operations (in a form and manner consistent with then-current requirements of the Commission and applicable state securities agencies).

(e) The Company undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent (10%) or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the distribution period of the offering has ended.

(f) The Company undertakes that, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(g) For the purpose of determining the Company’s liability under the Securities Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of the Company’s securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by the Company or on the Company’s behalf or used or referred to by the Company; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or the Company’s securities provided by the Company or on the Company’s behalf; and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s Directors, officers and controlling individuals or entities pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the Company of expenses incurred or paid by the Company’s Director, officer or controlling individual or entity in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling individual or entity in connection with the securities being registered, the Company will, unless in the opinion of the Company’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 20th day of April, 2011.

NEW SCHOOL PROPERTIES, INC.
BY:	/s/ Thomas N. Herbelin
Thomas N. Herbelin, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Capacity	Date
/s/ Thomas N. Herbelin	Chief Executive Officer, President and Director	April 20,2011
Thomas N. Herbelin
/s/ Thomas N. Herbelin	Chief Financial Officer	April 20,2011
Thomas N. Herbelin